                                                                     Exhibit 2.1
                                                                     -----------


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                            SYNBIOTICS CORPORATION

                           PRISMA ACQUISITION CORP.

                                      AND

       THE STOCKHOLDERS AND AN OPTIONHOLDER OF PRISMA ACQUISITION CORP.

                         Dated as of February 27, 1998

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I THE MERGER......................................................    1
   1.1    The Merger......................................................    1
          ----------
   1.2    Effective Time..................................................    2
          --------------
   1.3    Effect of the Merger............................................    2
          --------------------
   1.4    Articles of Incorporation; Bylaws...............................    2
          ---------------------------------
   1.5    Directors and Officers..........................................    2
          ----------------------
   1.6    Consideration to Be Issued; Effect on Common Stock..............    2
          --------------------------------------------------
   1.7    Cancellation of Company Common Stock Owned by Acquiror or
          ---------------------------------------------------------
          Company.........................................................    4
          -------
   1.8    Adjustments to Merger Consideration.............................    4
          -----------------------------------
   1.9    Definitions of "Merger Consideration"...........................    4
          -------------------------------------
   1.10   Surrender of Certificates.......................................    5
          -------------------------
   1.11   No Further Ownership Rights in Company Common Stock.............    6
          ---------------------------------------------------
   1.12   Lost, Stolen or Destroyed Certificates..........................    6
          --------------------------------------
   1.13   Tax Consequences................................................    6
          ----------------
   1.14   Exemption from Registration.....................................    7
          ---------------------------
   1.15   Taking of Necessary Action; Further Action......................    7
          ------------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY
   STOCKHOLDERS...........................................................    7
   2.1    Organization of the Company.....................................    7
          ---------------------------
   2.2    Company Capital Structure.......................................    7
          -------------------------
   2.3    Subsidiaries....................................................    8
          ------------
   2.4    Authority.......................................................    8
          ---------
   2.5    Company Financial Statements....................................    9
          ----------------------------
   2.6    No Undisclosed Liabilities......................................    9
          --------------------------
   2.7    No Changes......................................................    9
          ----------
   2.8    Tax and Other Returns and Reports...............................   11
          ---------------------------------
   2.9    Restrictions on Business Activities.............................   12
          -----------------------------------
   2.10   Title to Properties; Absence of Liens and Encumbrances..........   13
          ------------------------------------------------------
   2.11   Intellectual Property...........................................   13
          ---------------------
   2.12   Agreements, Contracts and Commitments...........................   14
          -------------------------------------
   2.13   Interested Party Transactions...................................   16
          -----------------------------
   2.14   Compliance with Laws............................................   16
          --------------------
   2.15   Litigation......................................................   16
          ----------
   2.16   Insurance.......................................................   16
          ---------
   2.17   Minute Books....................................................   17
          ------------
   2.18   Relationships With Suppliers and Licensors......................   17
          ------------------------------------------
   2.19   Trade Secrets...................................................   17
          -------------

   2.20   Environmental Matters...........................................   17
          ---------------------
   2.21   Brokers' and Finders' Fees: Third Party Expenses................   18
          ------------------------------------------------
   2.22   Permits and Licenses............................................   18
          --------------------
   2.23   Employee Matters and Benefit Plans..............................   19
          ----------------------------------
   2.24   Employees.......................................................   21
          ---------
   2.25   Accounts Payable................................................   21
          ----------------
   2.26   Representation Complete.........................................   22
          -----------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY STOCKHOLDERS........   22
   3.1    Ownership of Company Common Stock...............................   22
          ---------------------------------
   3.2    Authority.......................................................   22
          ---------
   3.3    Investment in Acquiror Common...................................   23
          -----------------------------
   3.4    Government Consents.............................................   24
          -------------------
   3.5    Finder's Fees...................................................   24
          -------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR.....................   24
   4.1    Organization, Standing and Power................................   24
          --------------------------------
   4.2    Authority.......................................................   25
          ---------
   4.3    Capital Structure...............................................   25
          -----------------
   4.4    SEC Documents; Acquiror Financial Statements....................   25
          --------------------------------------------
   4.5    No Material Adverse Change......................................   26
          --------------------------
   4.6    Litigation......................................................   26
          ----------
   4.7    Compliance with Laws............................................   26
          --------------------
   4.8    Environmental Matters...........................................   26
          ---------------------
   4.9    Brokers' and Finders' Fees:  Third Party Expenses...............   27
          -------------------------------------------------
   4.10   Representations Complete........................................   27
          ------------------------

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME.............................   27
   5.1    Conduct of Business of the Company..............................   27
          ----------------------------------
   5.2    No Solicitation.................................................   29
          ---------------

ARTICLE VI ADDITIONAL AGREEMENTS..........................................   30
   6.1    Sale of Shares; Stockholder Matters.............................   30
          -----------------------------------
   6.2    Access to Information...........................................   31
          ---------------------
   6.3    Confidentiality.................................................   31
          ---------------
   6.4    Intellectual Property...........................................   32
          ---------------------
   6.5    Expenses........................................................   32
          --------
   6.6    Public Disclosure...............................................   32
          -----------------
   6.7    Consents........................................................   32
          --------
   6.8    Reasonable Efforts..............................................   32
          ------------------
   6.9    Notification of Certain Matters.................................   33
          -------------------------------
   6.10   Certain Benefit Plans...........................................   33
          ---------------------
   6.11   Additional Documents and Further Assurances.....................   33
          -------------------------------------------

   6.12   Nasdaq National Market Listing..................................   33
          ------------------------------
   6.13   Company Option Agreements.......................................   34
          -------------------------
   6.14   Form S-8........................................................   34
          --------
   6.15   Escrow Agreement................................................   34
          ----------------
   6.16   License Agreement...............................................   34
          -----------------

ARTICLE VII CONDITIONS TO THE MERGER......................................   34
   7.1    Conditions to Obligations of the Company and Acquiror to Effect
          ---------------------------------------------------------------
          the Merger......................................................   34
          ----------
   7.2    Additional Conditions to Obligations of the Company.............   35
          ---------------------------------------------------
   7.3    Additional Conditions to the Obligations of Acquiror............   35
          ----------------------------------------------------

ARTICLE VIII ESCROW AND INDEMNIFICATION...................................   37
   8.1    Escrow Fund.....................................................   37
          -----------
   8.2    Indemnification by Company Stockholders.........................   37
          ---------------------------------------
   8.3    Damage Deductible...............................................   39
          -----------------
   8.4    Indemnification by Acquiror.....................................   39
          ---------------------------
   8.5    Escrow Period...................................................   39
          -------------
   8.6    Claims upon Escrow Fund.........................................   39
          -----------------------
   8.7    Objections to Claims............................................   39
          --------------------
   8.8    Resolution of Conflicts:  Arbitration...........................   40
          -------------------------------------
   8.9    Stockholders' Agent.............................................   40
          -------------------
   8.10   Actions of the Stockholders' Agent..............................   41
          ----------------------------------
   8.11   Third-Party Claims..............................................   41
          ------------------

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..............................   42
   9.1    Termination.....................................................   42
          -----------
   9.2    Effect of Termination...........................................   43
          ---------------------
   9.3    Amendment.......................................................   43
          ---------
   9.4    Extension; Waiver...............................................   43
          -----------------

ARTICLE X GENERAL PROVISIONS..............................................   43
  10.1    Survival of Representations, Warranties and Agreements..........   43
          ------------------------------------------------------
  10.2    Notices.........................................................   43
          -------
  10.3    Interpretation..................................................   45
          --------------
  10.4    Counterparts....................................................   45
          ------------
  10.5    Entire Agreement: Assignment....................................   45
          ----------------------------
  10.6    Severability....................................................   45
          ------------
  10.7    Other Remedies..................................................   45
          --------------
  10.8    Governing Law...................................................   45
          -------------
  10.9    Rules of Construction...........................................   46
          ---------------------
  10.10   Specific Performance............................................   46
          --------------------
  10.11   Stockholder Action..............................................   46
          ------------------
  10.12   Expenses........................................................   46
          --------

                               INDEX OF EXHIBITS


Exhibit          Description
-------          -----------

Exhibit A        Form of Escrow Agreement

Exhibit B        Form of Legal Opinion of Acquiror's Counsel

Exhibit C        Form of Legal Opinion of Company's Counsel

Exhibit D        Form of Human License Agreement

Exhibit E        Form of Non-Competition Agreement

                               INDEX OF SCHEDULES

Schedule        Description
--------        -----------

2.2(a)          Stockholder List
2.2(b)          Option List
2.3             Subsidiaries
2.4             Governmental and Third Party Consents
2.5             Company Financials
2.6             Undisclosed Liabilities
2.7             No Changes
2.8             Tax Returns and Audits
2.9             Restrictions
2.10(a)         Leased Real Property
2.10(b)         Liens on Property
2.11(a)         Intellectual Property
2.11(b)         Intellectual Property Licenses
2.11(c)         Intellectual Property Problems
2.12            Agreements, Contracts and Commitments
2.13            Interested Party Transactions
2.15            Litigation
2.16            Insurance
2.18            Relationships
2.19            Trade Secrets
2.21            Brokers/Finders Fees; Expenses of Transaction
2.22            Permits and Licenses
2.23(b)         Employee Benefit Plans and Employee Agreements
2.23(f)(i)      Effect of Transaction
2.23(g)         Employment Penalties
2.23(h)         Labor
4.2             Governmental and Third Party Consents
4.6             Litigation
5.1(m)          Severance Agreements
7.3(c)          Third Party Consents Required of the Company

                      AGREEMENT AND PLAN OF REORGANIZATION


          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 27, 1998 among Synbiotics Corporation, a California corporation ("Acquiror"), Prisma Acquisition Corp., a Delaware corporation (the "Company") and each of the stockholders of the Company listed on Schedule 2.2(a) hereto and Robert A. Behrens (each, including Mr. Behrens, a "Company Stockholder" and collectively, the "Company Stockholders").

                                    RECITALS

          A. The Boards of Directors of each of the Company and Acquiror believe it is in the best interests of each company and their respective shareholders that Acquiror and Company combine into a single company through the statutory merger of Company with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of the Company ("Company Common Stock") and all outstanding options to acquire shares of Company Common Stock shall be converted into the right to receive shares of voting Common Stock of Acquiror ("Acquiror Common Stock") and options to acquire Acquiror Common Stock.

          C. A portion of the shares of Acquiror Common Stock otherwise issuable by Acquiror in connection with the Merger shall be placed in escrow by Acquiror, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

          D. The Company, Acquiror and the Company Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

          1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law") and the Delaware General Corporate Law ("Delaware Law"), the Company shall be merged with and into the Acquiror, the separate corporate existence of Company shall cease and the Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Effective Time.  Unless this Agreement is earlier terminated
               --------------
pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California, unless another place or time is agreed to by Acquiror and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing appropriate officers' certificates and/or an Agreement of Merger (or like instrument) with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Merger Agreement"), in accordance with the relevant provisions of applicable law (the time of such filing with the Secretary of State of the State of California, as ultimately confirmed by such official, or such later time as may be set forth in this Agreement, being referred to herein as the "Effective Time").

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

               (a) At the Effective Time, the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

               (b) The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  The directors of Acquiror immediately
               ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

          1.6  Consideration to Be Issued; Effect on Common Stock.  By virtue of
               --------------------------------------------------
the Merger and without any action on the part of Acquiror, Company or the Company Stockholders:

          (a) Conversion of Company Common Stock.
              ----------------------------------

               (i) At the Effective Time, the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.7) shall be entitled to receive in the aggregate such number of shares of Acquiror Common Stock (the "Merger Shares") as is equal to (i) the Merger Consideration (as defined in Section 1.9 below) less (ii) all Assumed Option Shares (as defined below).

               (ii) At the Closing, the holders of shares of Company Common Stock outstanding at the Effective Time shall be entitled to receive in the aggregate such number of shares of Acquiror Common Stock (the "Initial Shares") as is equal to (i) the Merger Shares less (ii) the Escrow Shares (as defined in Article VIII). The Escrow Shares shall at the Closing be deposited with the Escrow Agent pursuant to Article VIII and shall be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

               (iii) For purposes of determining the pro rata allocation of the Initial Shares among the holders of Company Common Stock outstanding at the Effective Time, the numerator shall be the number of shares of Company Common Stock held by such holder at the Effective Time and the denominator shall be the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time less the shares to be cancelled pursuant to Section 1.7.

               (iv) No fraction of a share of Acquiror Common Stock will be issued under this Section 1.6(a), but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the mean average closing sales price of a share of Acquiror Common Stock for the thirty (30) most recent trading days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market (the "Closing Price").

          (b) Conversion of Company Options.  At the Effective Time, all options
              -----------------------------
to purchase Company Common Stock then outstanding ("Company Options") shall be assumed by Acquiror in accordance with this Section 1.6(b). At the Effective Time, all Company Options granted and outstanding immediately prior to the Effective Time shall be converted and exchanged for options to purchase such number of shares of Acquiror Common Stock (the "Assumed Options") as is equal to
(A) the number of shares of Company Common Stock for which the unexercised portion of all such Company Options would be exercisable multiplied by (B) the Merger Consideration per share of Company Common Stock calculated on a Fully Diluted Basis as of the Effective Time (with any fraction resulting from such multiplication to be rounded down to the nearest whole number) (the "Assumed Option Shares"). The exercise price per share of each such Assumed Option Share shall be equal to (C) the exercise price of such Assumed Option immediately prior to the Effective Time divided by (D) the Merger Consideration per share of Company Common Stock calculated on a Fully Diluted Basis as of the Effective Time (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The term "Fully Diluted Basis" as used in this Agreement shall mean (E) the number of shares of Company Common Stock issued and outstanding as of the Effective Time (after giving effect to the provisions of Section 1.7 below) plus (F) the number of shares of Company Common Stock issuable pursuant to Company Options.

               (i) For purposes of determining the pro rata allocation of the Assumed Option Shares among the holders of Company Options outstanding at the Effective Time, the numerator for each such option holder shall be the number of shares of Company Common Stock for which the unexercised portion of the Company Options owned by said holder were exercisable immediately prior to the Effective Time and the denominator shall be the aggregate number of shares of Company Common Stock for which all Company Options issued and outstanding immediately prior to the Effective Time were exercisable.

               (ii) Robert A. Behrens, in his capacity as a holder of Company Options assumed by the Acquiror as contemplated by this Section 1.6(b), shall be considered a "Company Stockholder" for purposes of this Agreement.

     1.7  Cancellation of Company Common Stock Owned by Acquiror or Company.  At
          -----------------------------------------------------------------
the Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock, each share of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     1.8  Adjustments to Merger Consideration.  The Merger Consideration shall
          -----------------------------------
be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

     1.9  Definitions of "Merger Consideration".  The maximum number of shares
          -------------------------------------
of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of Company Options assumed by Acquiror in the Merger) shall be equal to that number of shares of Acquiror Common Stock obtained by dividing $2,000,000 by the mean average of the closing sales price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the thirty (30) trading days immediately preceding and ending on the trading day that is one (1) calendar day prior to the Closing Date (the "Merger Consideration"). No other adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time not otherwise required by the immediately preceding sentence, or (y) any cash proceeds received by Company from the date hereof to the Closing Date pursuant to the exercise of

Company Options.

     1.10 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  ChaseMellon Shareholder Services, LLC shall act
              --------------
as exchange agent (the "Exchange Agent") in the Merger.

          (b) Acquiror to Provide Common Stock and Cash.  Promptly after the
              -----------------------------------------
Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the Merger Shares and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(a)(iv).

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the "Escrow Fund" on such holder's behalf pursuant to
Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(a)(iv), and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(a)(iv). As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing ten percent (10%) of the Merger Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.10. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in
Article VIII. To the extent not used for such purpose, such shares shall be released, all as provided in Article VIII hereof.

          (d) Transfers of Ownership.  If any certificate for shares of Acquiror
              ----------------------
Common Stock is to
be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (e) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.11 No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Acquiror Common Stock issued in the Merger in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

     1.12 Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereto, such cash and shares of Acquiror Common Stock, if any, as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.13 Tax Consequences.  It is intended by the Company that the Merger shall
          ----------------
constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). Acquiror makes no representation that the transaction will in fact constitute a reorganization. If it does not, the Company Stockholders shall have no claim against Acquiror in respect thereof.

     1.14 Exemption from Registration.  The shares of Acquiror Common Stock to
          ---------------------------
be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof.

     1.15 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                            AND COMPANY STOCKHOLDERS

     The Company and BioQuest Venture Leasing Partnership, L.P. ("BioQuest"), jointly and severally (with respect to all liability unpaid by the Company Stockholders other than Bioquest), hereby represent and warrant to Acquiror, and each of the Company Stockholders (except BioQuest), severally, hereby represents and warrants to Acquiror/11/, subject to such exceptions as are specifically disclosed in the Disclosure Letter supplied by the Company to Acquiror (the "Company Schedules") and dated as of the date hereof, as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of the Company's Certificate of Incorporation and Bylaws, each as amended to date, to Acquiror.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists solely of 3,000 shares of Company Common Stock. As of the date hereof, there are 1,200 shares of Company Common Stock outstanding. The Company Common Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) The Company has reserved 246 shares of Company Common Stock for issuance upon exercise of 246 Company Options. Schedule 2.2(b) sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated

______________

          For clarification: each Company Stockholder is liable for his, her or its pro rata amount of any liability under this Agreement, and in addition the Company and BioQuest are jointly liable with them (to such extent) and with each other for the entire amount of all liability under this Agreement.

and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been given any required notice prior to the Merger, and subject to the issuance of the Merger Shares and the Assumed Options, all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Acquiror will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3  Subsidiaries.  The Company has no subsidiaries, partners or joint
          ------------
venturers.

     2.4  Authority.  The Company has all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company Stockholders to duly approve the Merger and this Agreement is a majority of all outstanding capital stock entitled to vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger, the Merger Agreement and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery and performance of this Agreement by the Company does not, and as of the Effective Time, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or
(ii) any mortgage, indenture, lease, license, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State and the California Secretary of State and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

     2.5  Company Financial Statements.
          ----------------------------

          (a) Schedule 2.5 sets forth (i) the Company's audited balance sheet as of November 30, 1997 (the "Balance Sheet"), and the related audited statements of operations and cash flows for the period from inception to such date, and
(ii) the Company's unaudited balance sheet as of December 31, 1997 and the related unaudited statements of operations and cash flows for the one-month period then ended (collectively, the "Company Financials"). The Balance Sheet and related audited statements of operation and cash flows for the period from inception to November 30, 1997 are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the assets, liabilities and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which adjustments will not be material in amount or significance.

     2.6  No Undisclosed Liabilities.  Except as set forth in Schedule 2.6, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate would have a Material Adverse Effect on the Company and has not been reflected in the Company Financials.

     2.7  No Changes.  Except as set forth in Schedule 2.7 or with respect to
          ----------
agreements or transactions with Acquiror, since the date of the Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not by covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) revaluation by the Company of any of its assets;

          (g) declaration, setting aside of payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Common Stock;

          (h) sale, lease, license-out or other disposition of any of the assets or properties of the

Company, except sales of inventory in the ordinary course of business;

          (i) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (j) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (k) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (l) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (m) notice of any claim of ownership by a third party of Company Intellectual Property Rights (as defined in Section 2.11 below) or notice of infringement by the Company of any third party's intellectual property rights;

          (n) issuance or sale by the Company of any of its shares of Company Common Stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (o) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

          (p) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

          (q) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------
or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, exercise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Schedule 2.8:
              ----------------------

              (1) The Company has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

              (2) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld.

              (3) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (4) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (5) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis of the assertion of any such liability attributable to the Company, its assets or operations.

              (6) The Company has provided to Acquiror copies of all the Company's federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

              (7) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

              (8) Management of the Company has no knowledge of any basis for the assertion against the Company of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

              (9) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

              (10) The Company has no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

              (11) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

              (12) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

              (13) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

              (14) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.9  Restrictions on Business Activities.  Except as set forth on Schedule
          -----------------------------------
2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, except as set forth on Schedule 2.9, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10  Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a) Except as set forth in Schedule 2.10(a), the Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 Intellectual Property.
          ---------------------

          (a) Except as set forth in Schedule 2.11(a), the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").

          (b) Schedule 2.11(b) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect to which the Company Intellectual Property Rights are being used. The Company has delivered a copy of each of the documents listed on Schedule 2.11(a) and Schedule 2.11(b) to Acquiror.

          (c) Except as set forth in Schedule 2.11(c), no claims with respect to the Company's Intellectual Property Rights have been asserted or are, to the Company's knowledge of management of the Company, threatened by any person, nor to the knowledge of management of the Company, are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership or the right to use, as the case may be, by the Company, validity or effectiveness of any of the

Company Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting. To the best of the knowledge of management of the Company, the Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms, copies of all of which the Company has delivered to Acquiror.

     2.12 Agreements, Contracts and Commitments.  Except as set forth on
          -------------------------------------
Schedule 2.12, the Company does not have, is not a party to nor is it bound by:

               (i)     any collective bargaining agreements.

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company.

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (vi)    any fidelity or surety bond or completion bond;

               (vii) any agreement, contract or commitment under which it has limited or restricted its right to compete with any person in any respect;

               (viii)  any agreement of indemnification or guaranty;

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

               (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000;

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

               (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more;

               (xiv) any distribution, joint marketing or development agreement;

               (xv) any assignment, license or other agreement with respect to any form of intangible property, or,

               (xvi) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all of which are noted in Schedule 2.12, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12, Schedule 2.11(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13 Interested Party Transactions.  Except as set forth on Schedule 2.13,
          -----------------------------
no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12, Schedule 2.11(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

     2.14 Compliance with Laws.  The Company has complied in all material
          --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 Litigation.  Except as set forth in Schedule 2.15, there is no action,
          ----------
suit or proceeding of any nature pending or threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to the best of the knowledge of management of the Company, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, to the extent known, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages, claims or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to conduct its business in the present manner or style thereof.

     2.16 Insurance.  The Company maintains valid and enforceable insurance
          ---------
policies (which term shall also include any fidelity bonds) covering the assets, business, equipment, properties and operations of the Company, and such insurance policies, which are identified in Schedule 2.16, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. A copy of each insurance policy identified in Schedule 2.16 has been delivered to Acquiror. All premiums due and payable under all such policies have been paid and the Company is otherwise in material compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 Minute Books.  The minute books of the Company made available to
          ------------
counsel for Acquiror are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company. The Company is in full compliance with all of the terms and provisions of its Certificate of Incorporation and Bylaws.

     2.18 Relationships With Suppliers and Licensors.  Except as set forth in
          ------------------------------------------
Schedule 2.18, no current supplier to the Company has notified it of an intention to terminate or substantially alter its existing business relationship with the Company nor has any licensor under a license agreement with the Company notified the Company of an intention to terminate, non-renew or substantially alter the Company's rights under such license.

     2.19 Trade Secrets.  The Company has taken reasonable security measures to
          -------------
protect the confidentiality of its trade secrets.  Except as set forth on
Schedule 2.19, all current and past employees or consultants of the Company, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with the Company (the "Trade Secret Agreements"). Any exception which has been taken to the Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Schedule 2.19, including the exception taken and the employee taking such exception. To the knowledge of the Company, neither the Company, nor its employees or its consultants have (i) caused any of the Company's trade secrets to become part of the public knowledge or literature, or (ii) permitted any such trade secrets to be used, divulged or appropriated.

     2.20 Environmental Matters.
          ---------------------

          (a) To the knowledge of the management of the Company, the Company is not in violation of any Federal, state or local Environmental Law (as defined below), which violation could reasonably be expected to result in a material liability to the Company or its properties and assets. Neither the Company nor, to the knowledge of the management of the Company, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about its owned or leased property or other assets, or transported thereto or therefrom, any Hazardous Materials (as defined below) in a manner that could reasonably be expected to subject the Company to a material liability under any Environmental Law; there are no underground tanks, whether operative or temporarily or permanently closed, located on its owned or leased property or other assets; there are no polychlorinated biphenyls ("PCBs") or items containing PCBs used, stored or present at, on or, to the knowledge of the management of the Company, near the Company's owned or leased property or assets; and there is or has been no condition, circumstance, action, activity or event that could reasonably be expected to form the basis of any violation of, or material liability to the Company under, any local, state or Federal Environmental Law.

          (b) There is no proceeding, investigation or inquiry by any local, state or Federal governmental authority or any non-governmental third party with respect to the presence or release of such Hazardous Materials in, on, from or to the Company's owned or leased property and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any such governmental authorities or non-governmental third parties.

          (c) For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Federal Clean Water
                                    -- ---
Act (33 U.S.C. Section 1251 et seq.); the Federal Clean Air Act (42 U.S.C.
                            -- ---
Section 7401); Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S) 136 et seq.); Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.);
    -- ---                                                     -- ---
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA");
                                                           -- ---
and Emergency Planning and Community Right to Know Act (42 U.S.C. (S) 11001 et
                                                                            --
seq.), together with applicable state and local laws of similar substance, and
---
(ii) "Hazardous Materials" shall mean substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) and
                                                               -- ---
RCRA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317); those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Section 6 or 7 of the Toxic Substances Control Act (15 U.S.C. (S)(S) 2605, 2606); those substances defined as a pesticide pursuant to Section 136(u) of the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S) 136(u)); those substances defined as hazardous waste constituents in 40 CFR 260.10, specifically including Appendix VII and VIII of Subpart D of 40 CFR 261; and those substances defined by the Atomic Energy Act of 1954, as amended (42 U.S.C.
(S)(S) 3011 et seq., as amended) as a source, special nuclear or by-product
            -- ---
material; and in the regulations adopted and publications promulgated pursuant to said laws.

     2.21 Brokers' and Finders' Fees: Third Party Expenses.  Except as set forth
          ------------------------------------------------
on Schedule 2.21, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.21 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.21 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 6.5) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 Permits and Licenses.  Schedule 2.22 contains a complete and correct
          --------------------
copy of (i) each pending application or registration for governmental approval and each governmental approval held by the Company to import, export, store, market and/or sell the Company's products, and (ii) the most recent report by or on behalf of any governmental body involving or relating to any facility inspection of the Company facilities. Except as set forth in Schedule 2.22, (i) the Company possesses such governmental approvals from all governmental bodies necessary to permit the operation of its business in the manner as the same is currently conducted, and to operate, own or occupy its properties, (ii) there have been no product recalls, field corrective activity, medical device reports, warning letters or administrative actions by any governmental body, and (iii) to the best of the Company's knowledge (aa) there is no administrative action pending or threatened for the revocation of any such governmental approval and
(bb) assuming the obtaining of the authorizations, consents, approvals and other actions listed in the Schedule 2.22, no governmental approval by any governmental body having jurisdiction over the operation of the Company's businesses, whether in whole or in part, will be revoked, or become ineffective or subject to revocation, as a consequence of the transactions contemplated by this Agreement. All such applications, registrations and approvals are transferable to Acquiror in the Merger.

     2.23 Employee Matters and Benefit Plans.
          ----------------------------------

          (a) Definitions.  With the exception of the definition of "Affiliate"
              -----------
set forth in Section 2.23(a)(i) below (which definition shall apply only to this Section 2.23), for purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)    "Affiliate" shall mean any other person or entity under
                      ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder, except that BioQuest (and any person or entity that would be deemed an Affiliate solely by virtue of his, her or its affiliation with BioQuest) shall not be deemed an Affiliate hereunder;

              (ii)   "ERISA" shall mean the Employee Retirement Income Security
                      -----
Act of 1974, as amended;

              (iii)  "Company Employee Plan" shall refer to any plan, program,
                      ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

              (iv)   "Employee" shall mean any current, former or retired
                      --------
employee, officer, or director of the Company or of any Affiliate;

              (v)    "Employee Agreement" shall refer to each management,
                      ------------------
employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

              (vi)   "IRS" shall mean the Internal Revenue Service;
                      ---

              (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                      ------------------
defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

              (viii) "Pension Plan" shall refer to each Company Employee Plan
                      ------------
which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  Schedule 2.23(b) contains an accurate and complete list
              --------
of each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each Employee Agreement. Neither the Company nor any Affiliate has any Company Employee Plans, or any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Employee Agreement (except to the extent required by law or to conform any such Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Acquiror in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (d) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (e) No Post-Employment Obligations.  The Company has never
              ------------------------------
represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (f) Effect of Transaction.
              ---------------------

               (i) Except as set forth on Schedule 2.23(f)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) No payment or benefit of which will or may be made by the Company or Acquiror or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (g) Employment Matters.  The Company (i) is in compliance in all
              ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) except as set forth in Schedule 2.23(g), is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (h) Labor.  No work stoppage or labor strike against the Company is
              -----
pending or, to the best knowledge of the management of the Company, threatened. Except as set forth in Schedule 2.23(h), the Company is not involved in or, to the knowledge of the management of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (i) Vacation Pay.  No Employee is or will be entitled to any pay from
              ------------
the Company (or Acquiror) for unused vacation accrued before the Closing Date.

     2.24 Employees.  To the best of the knowledge of the management of the
          ---------
Company, no employees of the Company (i) are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) have given notice to the Company, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company.

     2.25 Accounts Payable.  On the Closing Date, the aggregate amount of all
          ----------------
accounts payable of the Company, including all outstanding loans to the Company by Acquiror, less the total amount of all accounts receivable (net of appropriate reserves) and cash of the Company will not exceed $500,000.

     2.26 Representation Complete.  None of the representations or warranties
          -----------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF COMPANY STOCKHOLDERS

     Each of the Company Stockholders, severally and not jointly, hereby represents, warrants and covenants to Acquiror as follows:

     3.1  Ownership of Company Common Stock.  Such Company Stockholder has good
          ---------------------------------
and marketable title to the shares of Company Common Stock owned by such Company Stockholder as shown on Schedule 2.2(a), free and clear of any and all adverse
                        ---------------
claims, security interests and encumbrances.

     3.2  Authority.  Such Company Stockholder has all requisite right to enter
          ---------
into this Agreement and to consummate the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by such Company Stockholder and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Company Stockholder enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by such Company Stockholder does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or such Company Stockholder or its properties or assets.

     3.3  Investment in Acquiror Common Stock.
          -----------------------------------

          (a) Suitable Investor.  Such Company Stockholder (together with such
              -----------------
Company Stockholder's financial and other advisors, if any) has such knowledge and expertise in financial and business matters that such Company Stockholder is capable of evaluating the merits and risks of the exchange of such Company Stockholder's shares of Company Common Stock for shares of Acquiror Common Stock pursuant to this Agreement and of protecting such Company Stockholder's interests in connection therewith. Such Company Stockholder has the ability to bear the economic risk of the investment in Acquiror Common Stock.

          (b) Receipt of Information.  Such Company Stockholder has reviewed a
              ----------------------
copy of the SEC Documents, as defined in Section 4.4, and has had an opportunity to discuss Acquiror's business, management and financial affairs with Acquiror's management.

          (c) Purchase for Own Account.  Such Company Stockholder is acquiring
              ------------------------
shares of Acquiror Common Stock for such Company Stockholder's own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and such Company Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable laws. Such Company Stockholder understands that the shares of Acquiror Common Stock to be received by such Company Stockholder pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of such Company Stockholder's investment intent and the accuracy of such Company Stockholder's representations, warranties and covenants as expressed herein. Such Company Stockholder understands that the shares of Acquiror Common Stock to be received by such Company Stockholder pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Acquiror in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Company Stockholder acknowledges that the shares of Acquiror Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Acquiror will use its reasonable best efforts to cause a Form S-3 registration statement covering such Acquiror Common Stock to be filed with and declared effective by the U.S. Securities and Exchange Commission (the "SEC") within fifteen (15) months of the Effective Time, and to maintain the effectiveness of such registration statement until any remaining unsold shares can be sold immediately under Rule 144, and to have all such shares listed on the Nasdaq National Market. Acquiror will not register the Assumed Option Shares for 11 months after the Effective Time. Such Company Stockholder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Acquiror, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

          (d) Legends.  It is understood that each certificate representing
              -------
shares of Acquiror Common Stock received by such Company Stockholder pursuant to this Agreement shall bear a legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     3.4  Government Consents.  No consent, approval, order or authorization of,
          -------------------
or registration, declaration or filing with any Governmental Entity is required by or with respect to such Company Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.5  Finder's Fees.  Such Company Stockholder has not incurred any
          -------------
liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents and warrants to the Company and the Company Stockholders, as follows:

     4.1  Organization, Standing and Power.  Acquiror is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of California. Acquiror has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted and Acquiror is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Acquiror. Acquiror has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to the Company.

     4.2  Authority.  Acquiror has all requisite corporate power and authority
          ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by

Acquiror and constitutes the valid and binding obligation of Acquiror, enforceable in accordance with its terms. The execution and delivery and performance of this Agreement by Acquiror does not, and as of the Effective Time, will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or (ii) any mortgage, indenture, lease, license, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State and the California Secretary of State, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 4.2.

     4.3  Capital Structure.
          -----------------

          (a) The authorized stock of Acquiror consists solely of 24,800,000 shares of Common Stock, of which 8,184,803 shares were issued and outstanding as of December 31, 1997.

          (b) The shares of Acquiror Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

     4.4  SEC Documents; Acquiror Financial Statements.  Acquiror has furnished
          --------------------------------------------
or made available to the Company true and complete copies of all reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for all periods since November 1, 1996, all in the form so filed (all the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC.

     4.5  No Material Adverse Change.  Since the date of the balance sheet
          --------------------------
included in the Acquiror's most recently filed report on Form 10-QSB, Acquiror has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, liabilities, assets or business of Acquiror; (b) any amendment or change in the Articles of Incorporation or (except as disclosed to the Company's counsel) Bylaws of Acquiror; or (c) any damage to, destruction or loss of any assets of Acquiror (whether or not covered by insurance) that has or may materially and adversely affect the financial condition or business of Acquiror.

     4.6  Litigation.  Except as described in the SEC Documents, there is no
          ----------
action, suit or proceeding of any nature pending or threatened against Acquiror, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 4.6 or described in the SEC Documents, there is no investigation pending or threatened against Acquiror, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Acquiror to conduct its business in the present manner or style thereof.

     4.7  Compliance with Laws. Acquiror has complied in all material respects
          --------------------
with and is not in material violation of any foreign, federal, state or local statute, law or regulation.

     4.8  Environmental Matters.
          ---------------------

          (a) To the knowledge of the management of Acquiror, Acquiror is not in violation of any Federal, state or local Environmental Law (as defined below), which violation could reasonably be expected to result in a material liability to Acquiror or its properties and assets. Neither Acquiror nor, to the knowledge of the management of the Acquiror, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about its owned or leased property or other assets, or transported thereto or therefrom, any Hazardous Materials in a manner that could reasonably be expected to subject Acquiror to a material liability under any Environmental Law; there are no underground tanks, whether operative or temporarily or permanently closed, located on its owned or leased property or other assets; there are no PCBs or items containing PCBs used, stored or present at, on or, to the knowledge of the management of Acquiror, near Acquiror's owned or leased property or assets; and there is or has been no condition, circumstance, action, activity or event that could reasonably be expected to form the basis of any violation of, or material liability to Acquiror under, any local, state or Federal Environmental Law.

          (b) There is no proceeding, investigation or inquiry by any local, state or Federal governmental authority or any non-governmental third party with respect to the presence or release of such Hazardous Materials in, on, from or to Acquiror's owned or leased property and, to the knowledge of Acquiror, no such proceedings are threatened or contemplated by any such governmental authorities or non-governmental third parties.

     4.9  Brokers' and Finders' Fees:  Third Party Expenses.  Acquiror has not
          -------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.10 Representations Complete.  None of the representations or warranties
          ------------------------
made by Acquiror (as modified by the Schedules), nor any statement made in any schedule or certificate furnished by Acquiror pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of any material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1  Conduct of Business of the Company.  The Company covenants and agrees
          ----------------------------------
to, and the Company Stockholders jointly and severally covenant and agree to cause the Company to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, (except to the extent that Acquiror shall otherwise consent in writing) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time (but all of which shall not create any post-Closing obligation on the party of Acquiror). The Company covenants and agrees to, and the Company Stockholders jointly and severally covenant and agree to cause the Company to, promptly notify Acquiror of any event or occurrence or emergency not in the ordinary course of its business. Except as expressly contemplated by this Agreement, the Company covenants and agrees to, and the Company Stockholders jointly and severally covenant and agree to cause the Company to not, without the prior written consent of Acquiror:

          (a) enter into any commitment, activity or transaction not in the ordinary course of business;

          (b) except for the license agreement described in Section 6.16, transfer to any person or entity any ownership or license rights to any Company Intellectual Property Rights;

          (c) except for the license agreement described in Section 6.16, enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

          (e) commence any litigation or any dispute resolution process;

          (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any securities, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor);

          (g) except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Common Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) fail in any material respect to comply with any laws, ordinances, regulations or other governmental restrictions applicable to the Company;

          (k) except for the license agreement described in Section 6.16, sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice;

          (l) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (m) grant or agree to grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which agreements are disclosed on Schedule 5.1(m));

          (n) adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

          (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (p) pay, discharge or satisfy, in an amount in excess of $10,000, in any one case or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

          (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (s) fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) waive or commit to waive any rights;

          (u) cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (w) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     5.2  No Solicitation.  Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company covenants and agrees that it shall not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) and the Company Stockholders jointly and severally covenant and agree that each of them shall not, directly or indirectly, take any of the following actions with any party other than Acquiror and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; (b) provide information with respect to the Company to any person, other than Acquiror, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; (c) enter into an agreement with any person, other than Acquiror, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company by any person, other than by Acquiror. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall (and the Company Stockholders covenant and agree that they shall cause the Company to) immediately notify Acquiror thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Acquiror may reasonably request. Except as contemplated by this Agreement, disclosure by the Company or any Company Stockholder of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 5.2.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS


     6.1  Sale of Shares; Stockholder Matters.
          -----------------------------------

          (a) Sale of Shares.  The parties hereto acknowledge and agree that the
              --------------
Merger Consideration issuable to the Company Stockholders shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Acquiror Common Stock to be issued in the Merger or Assumed Option Shares issued upon the exercise of options assumed in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and to comply with applicable state securities laws. It is acknowledged and understood that Acquiror is relying upon certain written representations made by each Company Stockholder.

          (b) Additional Assurances.  At the request of Acquiror, the Company
              ---------------------
Stockholders shall execute and deliver to Acquiror such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

     6.2  Access to Information.  Each party shall afford the others and their
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Acquiror, to reasonable limits on access to its technical and other non-public information. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

     6.3  Confidentiality.  It is understood that the business of the Acquiror
          ---------------
and the Company, and all matters related thereto, are of a confidential nature. Prior to the date hereof, there may have been revealed, and on or after the date hereof there may be revealed, to Acquiror and its affiliates or representatives, on the one hand, and to the Company and its affiliates and representatives, on the other, "Confidential Information"

(as hereinafter defined) concerning the business of the Acquiror or the business of the Company. In consideration for and as an inducement to the parties to execute, deliver and perform this Agreement, each of the parties hereto hereby agrees that, following the termination of this Agreement or any other failure of the Merger to be consummated, no party shall divulge or appropriate for their own use, or for the use of any third party, any Confidential Information of the other party. As used herein, the term "Confidential Information" means the following oral or written information relating to each party's business: know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formulae, information relating to the development, research, testing, manufacturing, marketing, sales, distribution and uses of products, sources of supplies, budgets and strategic plans, the identity and special needs of customers, plants and other properties, and any other information which may give the party who received such Confidential Information an opportunity to obtain an advantage over its competitors who do not know or use such information; provided, however, that the term "Confidential Information" shall not include (i) any such information that, prior to its use or disclosure by any party hereto, can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of the business of Acquiror or the Company, as the case may be, through no breach of the provisions of this Section 6.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be;
(ii) any such information that, prior to its use or disclosure by any party hereto was rightfully in the receiving party's possession, without violation of the provisions of this Section 6.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be; or
(iii) any such information that, prior to its use or disclosure by Acquiror or the Company, as the case may be, was developed by such party without violation of the provisions of this Section 6.3 or other non-disclosure covenants that were executed for the benefit of Acquiror or the Company, as the case may be. The parties hereto hereby acknowledge and agree that the breach by any of the parties hereto of the restrictive covenant contained in this Section 6.3 would cause irreparable injury to the other party and that the remedy at law for any such breach would be inadequate. As a result, each of the parties hereto hereby covenant, agree and consent that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by any party to this Agreement to enforce the restrictive covenant set forth above without necessity of proof that any other remedy at law is inadequate.

     6.4  Intellectual Property.  Acquiror and the Company each agree that prior
          ---------------------
to the Merger, any and all intellectual property, including trade secrets, created or developed by either party shall remain the exclusive property of the party who created or developed such property, notwithstanding the sharing of information prior to the Merger.

     6.5  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses; provided, however, that at the Closing, the Company Stockholders (other than Acquiror) shall pay off, or shall pay to Acquiror, an amount equal to all broker and finder fees incurred by the Company and, to the extent contemplated by Section 10.12, all fees and expenses payable to any legal advisor, accountant, financial advisor or investment bank retained by the Company on its own behalf or on behalf of such stockholders prior to the Effective Time.

     6.6  Public Disclosure.  Prior to the Effective Time, no disclosure
          -----------------
(whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company unless approved by Acquiror prior to release.

     6.7  Consents.  The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Acquiror thereunder.

     6.8  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, and to cause the conditions to the opposite party's obligations to be satisfied.

     6.9  Notification of Certain Matters.
          -------------------------------

          (a) The Company shall, and the Company Stockholders jointly and severally covenant and agree that they shall cause the Company to, give prompt notice to Acquiror of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any Company Stockholder contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or any Company Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.9 shall not limit or otherwise affect any remedies available to Acquiror.

          (b) Acquiror hereby covenants and agrees that it shall give prompt written notice to the Company of (i) the occurrence or non-occurrence of any event, the occurrence or non- occurrence of which is likely to cause any representation or warranty of Acquiror contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Acquiror to comply or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice pursuant to this Section 6.9(b) shall not limit or otherwise affect any remedies available to the Company or the Company Stockholders.

     6.10 Certain Benefit Plans.  Acquiror shall take such reasonable actions as
          ---------------------
are necessary to allow
eligible employees of the Company who continue as employees of Acquiror (the "Company Employees") to participate in the benefit programs of Acquiror, or alternative benefit programs substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time.

     6.11 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of the opposite party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions and contemplated hereby.

     6.12 Nasdaq National Market Listing.  Acquiror shall cause the Merger
          ------------------------------
Consideration to be "listed on" (included for quotation in) the Nasdaq National Market, promptly after the Closing. In addition, Acquiror shall use its reasonable best efforts to cause a Form S-3 registration statement, covering only the Acquiror Common Stock that cannot then be sold immediately under Rule 144 of the Securities Act by the holder thereof, to be filed with and declared effective by the SEC within fifteen (15) months after the Effective Time, and to maintain the effectiveness of such registration statement until any remaining unsold shares of Acquiror Common Stock issued hereunder can be sold immediately by the holder thereof under Rule 144 of the Securities Act.

     6.13  Company Option Agreements.  At the Effective Time, each outstanding
           -------------------------
option to purchase shares of Company Common Stock under the Company Options, whether vested or unvested, will be assumed by Acquiror in accordance with
Section 1.6(b). Schedule 2.2(b) hereto sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such option, the exercise of vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall certify to the Acquiror that an updated Schedule 2.2(b) hereto current as of such date would be unchanged. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the underlying agreements and documents governing the Company Options (the "Option Agreements"), except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock as set forth in Section 1.6(b) of this Agreement, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be as set forth in Section 1.6(b) of this Agreement. A copy of each Option Agreement has been delivered to Acquiror.

     6.14 Form S-8.  Acquiror agrees to file, no later than 360 days after the
          --------
Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding Company Options assumed by Acquiror. In conjunction therewith Acquiror may, if it so elects, roll such options into the Acquiror's 1995 Stock Option/Stock Issuance Plan (the "Plan"); provided, however, that Acquiror shall have no right to roll such options into the Plan if the rights of the holders of the Company Options assumed by Acquiror would be adversely effected thereby.

     6.15 Escrow Agreement.  The Company Stockholders shall cause, on or before
          ----------------
the Effective Time, the Stockholders' Agent (as defined in Article VIII hereto) to execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit A ("Escrow Agreement").
                   ---------

     6.16 License Agreement.  On or prior to the Closing Date, the Company shall
          -----------------
enter into a license agreement with Microlab Systems, Inc., pursuant to which the Company shall grant Microlab Systems, Inc. a perpetual, royalty-bearing, worldwide license to utilize the Company's Intellectual Property Rights for the purpose of manufacturing, selling and distributing products that perform analytical procedures on human beings. A copy of said license agreement is annexed hereto as Exhibit D.
                  ---------


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of the Company and Acquiror to Effect the
          -------------------------------------------------------------------
Merger.  The respective obligations of the Company and Acquiror to effect the
------
Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Government Approvals.  All approvals of governments and
              --------------------
governmental agencies necessary to consummate the transactions hereunder shall have been received.

          (b) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

     7.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Acquiror contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Acquiror; and the Company shall have received a certificate to such effect signed on behalf of Acquiror by a duly authorized officer of Acquiror.

          (b) Agreements and Covenants.  Acquiror shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Acquiror.

          (c) Note Purchase Agreement.  Acquiror and BioQuest shall have
              -----------------------
executed a certain Note Purchase Agreement pursuant to which Acquiror shall purchase certain shares of Common Stock of the Company owned by BioQuest, and the transactions contemplated by the Note Purchase Agreement shall have been consummated.

          (d) Legal Opinion.  The Company shall have received a legal opinion
              -------------
from Brobeck, Phleger & Harrison LLP, counsel to Acquiror, in substantially the form attached hereto as Exhibit B.
                        ---------

     7.3  Additional Conditions to the Obligations of Acquiror.  The obligations
          ----------------------------------------------------
of Acquiror to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

          (a) Representation and Warranties.  The representations and warranties
              -----------------------------
of the Company and of the Company Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Acquiror; and Acquiror shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

          (b) Agreements and Covenants.  The Company and the Company
              ------------------------
Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Acquiror shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company.

          (c) Third Party Consents.  Acquiror shall have been furnished with
              --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 7.3(c).

          (d) Legal Opinion.  Acquiror shall have received a legal opinion from
              -------------
Harris, Beach & Wilcox, LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit C.
                        ---------

          (e) Non-Competition Agreements.  Each of Robert Behrens, Rudy
              --------------------------
Kanclerz, Denis Hartman and Reid Strickland shall have executed and delivered to Acquiror, a Non-Competition Agreement in substantially the form of Exhibit E and
                                                                   ---------
all of the Non-Competition Agreements shall be in full force and effect.

          (f) Material Adverse Change.  There shall not have occurred any
              -----------------------
material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company since the date of the Balance Sheet.

          (g) FIRPTA Compliance.  The Company shall have delivered to Acquiror a
              -----------------
properly executed statement in a form reasonably acceptable to Acquiror for purposes of satisfying Acquiror's obligations under Treasury Regulations Section 1.145-2(c)(3).

          (h) Due Diligence Investigation.  Acquiror shall have completed its
              ---------------------------
due diligence investigation of the Company to Acquiror's satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of the Company or of the Company Stockholders contained herein.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

     8.1  Escrow Fund.
          -----------

          (a) As soon as practicable after the Effective Time, a number of shares of Acquiror Common Stock equal to 10% of the Merger Shares (the "Escrow Shares") shall be registered in the name of, and be deposited with, Imperial Bank (or other institution selected by Acquiror with the reasonable consent of the Company or of a majority in interest of the Company Stockholders) as escrow agent (the "Escrow Agent"). In addition, upon any exercise of any Assumed Company Option before the Escrow Period terminates, 10% of the indicated Assumed Option Shares shall be registered in the name of, and be deposited with, the Escrow Agent. Together, such deposit(s) (together with interest and other income thereon) shall constitute the Escrow Fund and be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit A. The
                                                                ---------
Escrow Fund shall be available as one potential source to compensate Acquiror pursuant to the indemnification obligations of the Company Stockholders.

          (b) In the event that the Company's and the Company Stockholders' representation and warranty in Section 2.25 is untrue, then before any recovery against the Escrow Fund and before any other recovery by Acquiror in respect of such untruth (other than under Section 1.3 of the Note Purchase Agreement between Acquiror and BioQuest), the Company Stockholders shall, pro rata as among themselves in relation to the indebtedness owed by the Company to the respective Company Stockholders at any time after December 1, 1997, satisfy the liability for such untruth in accordance with the following. To the extent that the Section 2.25 amount exceeds $500,000 (the "Deficit Amount"), each respective Company Stockholder shall forgive a portion of any and all indebtedness which the Company owed to said Company Stockholder at any time after December 1, 1997 in an amount equal to the Company Stockholder's pro rata share of the Deficit
                                                --- ----
Amount, and, if any such indebtedness has already been paid to said Company Stockholder, said Company Stockholder shall pay such amount to Acquiror in satisfaction of the foregoing. For purposes of this Section, each Company Stockholder's pro rata share of the Deficit Amount shall equal a fraction, the
              --- ----
numerator of which is equal to all indebtedness owed by the Company to said Company Stockholder at any time after December 1, 1997, and the denominator of which is equal to all indebtedness owed by the Company to all Company Stockholders at any time after December 1, 1997.

     8.2  Indemnification by Company Stockholders.
          ---------------------------------------

          (a) The Company Stockholders agree to indemnify, defend and hold harmless Acquiror and the Surviving Corporation and its officers, directors, agents and employees (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies or indemnities from third parties, and any diminutions in value arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company and/or the Company Stockholders in this Agreement, the Company Schedules or any exhibit or schedule to this Agreement (collectively, "Damages"). (The obligation under the preceding sentence is several but not joint as to all Company Stockholders other than BioQuest, but BioQuest is fully, jointly and severally obliged both for its own several share and for the respective several shares of the other Company Stockholders.) The Escrow Fund shall be security for this indemnity/defense obligation subject to the limitations in this Agreement, but the Indemnified Person's recourse shall not be limited to the Escrow Fund or to the value of the Escrow Fund, and after the Escrow Fund is exhausted or unavailable any remaining Damages hereunder are payable in cash unless the parties otherwise agree; provided that the Company Stockholders' obligations under this Section 8.2(a) shall not exceed $3,500,000 (plus any amount by which Section 2.25 was untrue) unless such obligations arise from a knowing misrepresentation, intentional breach of covenant, or other fraud on the part of the Company or the Company Stockholders, in which case there shall be no upper limit.

          (b) Acquiror and the Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Acquiror would have agreed to issue in connection with the Merger. Nothing in this Agreement shall limit the liability (i) of the Company and/or the Company Stockholders for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Company Stockholder in connection with any breach of any such representation, warranty or covenant if the Merger does close.

          (c) All of the fees and other charges of the Escrow Agent for performance of its duties hereunder shall be the responsibility of, and paid by, Acquiror. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Acquiror promises to pay these sums upon demand.

          (d) Any amounts payable in cash by the Company Stockholders shall not be due until the earlier of the first day any of the Merger Shares can be sold under Rule 144 of the Securities Act or the effective date of a Securities Act registration statement covering the resale of any of the Merger Shares.

     8.3  Damage Deductible.  All obligations of the Company Stockholders under
          -----------------
Section 8.2(a) are subject to a cumulative $25,000 deductible amount; provided, that such deductible shall not apply to any obligations arising from the untruth of Section 2.25.

     8.4  Indemnification by Acquiror.  Acquiror agrees to indemnify, defend and
          ---------------------------
hold harmless the Company Stockholders and the Company and its officers, directors, agents and employees from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror in this Agreement or any exhibit or schedule to this Agreement.

     8.5  Escrow Period.  The Escrow Period shall terminate with respect to all
          -------------
of the Escrow Shares at the expiration of eleven (11) months after the Effective Time, provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 8.6 below) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Acquiror shall deliver to the Escrow Agent a certificate specifying the Effective Time. Subject to the foregoing, all of the Escrow Shares shall be delivered by the Escrow Agent in accordance with a schedule to be delivered to the Stockholders' Agent, to the Company Stockholders and any other individual that has contributed shares of Acquiror Common Stock to the Escrow Fund.

     8.6  Claims upon Escrow Fund.
          -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or covenant, and the claim (if any) to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 and 8.8 below, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.

          (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Nasdaq National Market closing sale price the day before the Escrow Agent's delivery to Acquiror.

     8.7  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in Section 8.9 below) and for a period of twenty (20) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such twenty (20) day period.

     8.8  Resolution of Conflicts:  Arbitration.
          -------------------------------------

          (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Stockholders' Agent and Acquiror shall attempt in good faith for twenty (20) days to agree upon the right of the respective parties with respect to each of such claims.
If the Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after such twenty (20) days of good faith negotiation, either Acquiror or Stockholders' Agent may, by written notice to the other, with a copy to the Escrow Agent, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event, the matter shall be settled by arbitration conducted in San Diego, California in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 8.8 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Each party to an arbitration shall pay its own expenses (including, without limitation, attorneys' fees and costs), and its share of the fees of the arbitrator and the administrative fee of the American Arbitration Association.

     8.9  Stockholders' Agent.
          -------------------

          (a) Robert A. Behrens shall be and hereby is constituted and appointed as agent and attorney in fact ("Stockholders' Agent") for and on behalf of each of the Company Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Company Stockholders.

          (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

     8.10 Actions of the Stockholders' Agent.  A decision, act, consent or
          ----------------------------------
instruction of the Stockholders' Agent shall constitute a decision of all Company Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Escrow Agent and Acquiror and arbitrator may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Company Stockholder. The Escrow Agent, Acquiror and arbitrator are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

     8.11 Third-Party Claims.  In the event Acquiror becomes aware of a third-
          ------------------
party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Company Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim. A copy of all written settlement offers made by any third party shall be forwarded to the Stockholders' Agent. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under Section 8.7 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement. In the event that the Stockholders' Agent has not consented to any such settlement, the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement shall be determined in accordance with Section 8.6, Section 8.7 and Section 8.8 of this Article VIII, provided, however, that the claim by Acquiror shall not exceed the settlement amount with said third party plus unreimbursed defense fees and costs. In the event that the Stockholders' Agent advises Acquiror in writing to accept the third party's written settlement offer but Acquiror decides not to, then (if such offer required nothing of Acquiror other than the payment of money) Acquiror's claim for indemnification under this Article VIII shall be limited to the settlement amount stated in such offer plus unreimbursed defense fees and costs incurred by Acquiror on or before the date the Stockholders' Agent advised acceptance.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  Except as provided in Section 9.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual written consent of the Company and Acquiror;

          (b) by Acquiror or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Standard Time) on February 27, 1998 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Acquiror if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Acquiror's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Acquiror or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Acquiror as a result of the Merger;

          (d) by Acquiror if it is not in material breach of its obligations under this Agreement and there has been a material breach of representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and/or any of the Company Stockholders and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied;

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Acquiror and (i) such breach has not been cured within five (5) business days after written notice to Acquiror (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied.

     When action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     9.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or the Company, or their respective officers, directors or stockholders, or the Company Stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further, that the provisions of Sections 6.3 and 6.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     9.3  Amendment.  In compliance with applicable law, this Agreement may be
          ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver.  At any time prior to the Effective Time, Acquiror,
          -----------------
on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Survival of Representations, Warranties and Agreements.  All
          ------------------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that longer survival is necessary to effectuate the intent of such provisions) terminate on December 30, 1999.

     10.2 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Acquiror, to:

               Synbiotics Corporation

               11011 Via Frontera
               San Diego, California 92127
               Attention: Kenneth M. Cohen
               Facsimile No: (619) 451-5719

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               550 West C Street
               Suite 1300
               San Diego, California 92101
               Attention: Hayden J. Trubitt, Esq.
               Facsimile: (619) 234-3848

          (b)  if to the Company, to:

               Prisma Acquisition Corp.
               1721 Black River Road
               Rome, New York 13440
               Attention:  Robert A. Behrens

               Facsimile No: (808) 481-2827

               with a copy to:

               Harris Beach & Wilcox, LLP
               130 East Main Street
               Rochester, New York  14604
               Attention:  David A. Lovenheim, Esq.
               Facsimile No: (716) 232-6925

          (c)  if to the Escrow Agent:

               Imperial Bank
               695 Town Center Drive, Suite 200
               Costa Mesa, CA 92626

               Attention: Jude Watters
               Facsimile No.: (714) 540-3941

     10.3 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

     10.5 Entire Agreement: Assignment.  This Agreement, the Schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements referenced herein among the parties hereto: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

     10.6 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7 Other Remedies.  Any and all remedies herein expressly conferred upon
          --------------
a party will be deemed exclusive of all other remedies, except that such remedies will be deemed cumulative with and not exclusive of any equitable remedies, and the exercise by any party of the remedies set forth herein will not preclude the exercise of any equitable remedies.

     10.8 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that, except as provided in Article VIII, and except in the event that the Closing is not consummated and a dispute arises from an alleged breach by Acquiror of its obligation under Section 6.3 hereof, any dispute regarding the interpretation or validity of, or otherwise arising out of this Agreement, shall be subject to the exclusive jurisdiction of the California State Courts in and for San Diego County, California or, in the event of federal jurisdiction, the United States District Court for the Southern District of California sitting in San Diego County, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such process.

     10.9 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 Specific Performance.  The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.11 Stockholder Action.  Execution of this Agreement by the Company
           ------------------
Stockholders constitutes, among other things, unanimous written consent of the Company's Stockholders to approve this Agreement, the Merger Agreement, and the principal terms of the Merger.

     10.12 Expenses. Whether or not the Merger occurs, each party hereto shall be responsible for its own expenses; provided, that the Company Stockholders (and not the Company nor Acquiror as successor to the Company) shall be responsible for all broker and finder fees and expenses, all financial advisor and investment bank fees and expenses, all accounting fees and expenses of $10,000 and all legal fees and expenses in excess of $70,000. The accounting and legal fees and expenses up to such caps shall be deemed accounts payable under Section 2.25.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Acquiror, the Company and the Company Stockholders have caused this Agreement to be signed as of the date first written above.

SYNBIOTICS CORPORATION                   PRISMA ACQUISITION CORP.

      --------------------------                    ----------------------
By:   /s/ Kenneth M. Cohen                   By:    /s/ Robert Behrens
      --------------------------                    ----------------------
Name:                                        Name:  Robert Behrens
      --------------------------                    ----------------------
Title:                                       Title: President and CEO



                                         COMPANY STOCKHOLDERS:

                                                    ----------------------
                                             By:    /s/ Robert Behrens
                                                    ----------------------
                                             Name:
                                                    ----------------------
                                             Title:

           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                   EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT
                                ----------------



          This Agreement is made and entered into as of this 6th day of March, 1998, by and among Synbiotics Corporation, a California corporation ("Synbiotics"), Prisma Acquisition Corp., a Delaware corporation ("Prisma"), Robert A. Behrens (the "Stockholders' Agent") and Imperial Bank (the "Escrow Agent").


                                    RECITALS

          WHEREAS, Synbiotics and Prisma have entered into an Agreement and Plan of Reorganization dated as of February 27, 1998 (collectively, with all schedules, exhibits and certificates referred to therein, the "Reorganization Agreement") which provides for the merger of Prisma with and into Synbiotics (the "Merger"); and

          WHEREAS, the Reorganization Agreement provides that on the effective date of the Merger and in connection therewith, certain shares of Synbiotics Common Stock to be issued to the stockholders of Prisma and issued upon the exercise by Robert A. Behrens (in his individual capacity) of options of Prisma assumed by Synbiotics will be deposited in escrow with the Escrow Agent pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained in the Reorganization Agreement and herein, the parties agree as follows:

                                   ARTICLE I

                            Escrow and Escrow Shares
                            ------------------------

          1.1  Escrow.  Subject to Section 2.6 hereof, and pursuant to the
               ------
Reorganization Agreement, the Escrow Shares (as hereinafter defined) shall be held by the Escrow Agent in escrow subject to the terms and conditions hereinafter set forth and shall be represented by one (1) or more Synbiotics Common Stock certificate(s) in the name of the Escrow Agent, on behalf of all of
(i) the holders of Common Stock of Prisma (individually, a "Stockholder" and collectively, the "Stockholders") and (ii) Robert A. Behrens, in his capacity as a holder of outstanding options to acquire shares of Common Stock of Prisma ("Prisma Options") assumed by Synbiotics in connection with the Merger, to the extent he exercises such Prisma Options ("Behrens" or the "Optionee"). Such stock certificate(s) shall represent (i) ten percent (10%), or 45,835 shares, of the total number of shares of Synbiotics Common Stock into which outstanding shares of Prisma Common Stock are converted in connection with the Merger and
(ii) ten percent (10%) of the total number of shares of Synbiotics Common Stock issued at any time upon exercise of Behrens' Prisma Options assumed by Synbiotics in connection with the Merger, and shall be allocated on a pro rata basis among such shares of Synbiotics Common Stock to be received by the holders of Prisma Common Stock and Behrens' Prisma Options (the "Escrow Shares"). The Escrow Shares (together with dividends, interest and other income thereon) shall constitute the "Escrow Fund" and shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement. The number of Escrow Shares attributable to each Stockholder is set forth in Annex A
                                                                  -------
attached hereto.

     1.2  Shares Subject to Options.
          -------------------------

          a. Ten percent (10%) of the Synbiotics shares initially purchasable under Behrens' Prisma Options assumed by Synbiotics pursuant to the Reorganization Agreement are hereby designated as "Divestable Option Shares" and are subject to option termination in accordance with the following procedure:

     Should any Escrow Shares be delivered to Synbiotics for cancellation pursuant to the terms of Article II hereof, then the number of shares of Synbiotics Common Stock subject to each assumed Behrens Prisma Option immediately after the Effective Time shall automatically, and without any further action on the part of Synbiotics or Optionee, be reduced by that number of shares of Synbiotics Common Stock obtained by (i) multiplying the Divestable Option Shares by a fraction, the numerator of which is the number of shares delivered to Synbiotics for cancellation pursuant to
     Article II hereof and the denominator of which is the total number of Escrow Shares, and (ii) then subtracting from that the number of actual Escrow Shares attributable to the Optionee which were actually delivered to Synbiotics for cancellation. In the event that such reduction would otherwise result in a fractional share, the amount of the reduction shall be rounded to the nearest whole share of Synbiotics Common Stock.

          b. In the event that the Optionee exercises a Prisma Option assumed by Synbiotics prior to the earlier of the distribution of the Escrow Shares pursuant to Section 2.6 hereof or termination of this Agreement, ten percent (10%) of the shares of Synbiotics Common Stock otherwise issuable to the Optionee upon such exercise shall instead be Escrow Shares, be registered in the name of the Escrow Agent and held in the Escrow Fund and be subject to delivery to Synbiotics for cancellation pursuant to the terms hereof.

                                   ARTICLE II

                                   Indemnity
                                   ---------

          2.1  Indemnity by the Stockholders.  Subject to the provisions and
               -----------------------------
limitations of this Agreement, each of the Stockholders and the Optionee agrees to indemnify, defend and hold harmless Synbiotics and its officers, directors, agents and employees (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies or indemnities from third parties, and any diminutions in value arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Prisma and/or the Stockholders and Behrens in the Reorganization Agreement, the Prisma disclosure letter or any exhibit or schedule to the Reorganization Agreement (the "Prisma Obligations"). (The obligation under the preceding sentence is several but not joint as to all Stockholders and the Optionee other than BioQuest Venture Leasing Partnership, L.P. ("BioQuest"), but BioQuest is fully, jointly and severally obliged both for its own several share and for the respective several shares of the other Stockholders and the Optionee.) The Escrow Fund shall be security for this indemnity/defense obligation subject to the limitations in this Agreement and the Reorganization Agreement, but the Indemnified Person's recourse shall not be limited to the Escrow Fund or to the value of the Escrow Fund.

          Notwithstanding the foregoing, the Escrow Fund itself (as opposed to assets which composed part of the Escrow Fund) shall be subject to obligations under this Section 2.1 only with respect to claims submitted pursuant to an Officer's Certificate (as defined in Section 2.2) during the Escrow Period (as defined in Section 2.6).

          2.2  Application of Escrow Shares to Claims.
               --------------------------------------

          a. If Synbiotics shall (after taking into account any applicable deductible amount provided for in the Reorganization Agreement) have any claim against the Stockholders and the Optionee pursuant to this Agreement, Synbiotics shall promptly deliver to the Escrow Agent a certificate signed by the President of Synbiotics (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or covenant, and the claim (if any) to which such item is related. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 2.3 and 2.4 below, deliver to Synbiotics out of the Escrow Fund, as promptly as practicable, Synbiotics Common Stock or other assets held in the Escrow Fund having a value equal to such Damages (or, if the Escrow Fund is insufficient to satisfy the Damages, then the entire Escrow Fund).

          b. For the purpose of compensating Synbiotics for its Damages pursuant to this Agreement, Synbiotics Common Stock in the Escrow Fund shall be valued at the Nasdaq National Market closing sale price the day before the Escrow Agent's delivery to Synbiotics.

     2.3  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of twenty (20) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Synbiotics Common Stock or other property pursuant to Section 2.2 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of the Synbiotics Common Stock or other property in the Escrow Fund in accordance with Section 2.2 hereof, provided that no such payment or delivery shall be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Synbiotics prior to the expiration of such twenty (20) day period.

     2.4  Resolution of Conflicts.
          -----------------------

          a. In case the Stockholders' Agent shall so object in writing to any claim or claims by Synbiotics made in any Officer's Certificate, the Stockholders' Agent and Synbiotics shall attempt in good faith for twenty (20) days to agree upon the right of the respective parties with respect to each of such claims. If the Stockholders' Agent and Synbiotics should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Synbiotics Common Stock or other property from the Escrow Fund in accordance with the terms thereof. Any Escrow Shares delivered out of escrow to satisfy claims in accordance with this Section 2.4 will be cancelled.

          b. If no such agreement can be reached after such twenty (20) days of good faith negotiation, either Synbiotics or the Stockholders' Agent may, by written notice to the other, with a copy to the Escrow Agent, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

     2.5  Arbitration and Disputes.
          ------------------------

          a. All disputes which may arise between or among the parties hereto under or with respect to this Agreement, will be determined solely by arbitration in San Diego, California and in accordance with the rules of the American Arbitration Association pursuant to the procedure hereinafter set forth.

          b. The aggrieved party or parties shall serve upon the other party or parties a notice in writing requiring arbitration and designating one (1) arbitrator. Within five (5) business days thereafter, the other party shall designate a second arbitrator. The two (2) arbitrators thus chosen shall appoint a third within five (5) business days thereafter. If the third arbitrator is not appointed within such five (5) business day period, then either party may secure the appointment of a third arbitrator by application to the American Arbitration Association. When appointed, the three

(3) arbitrators shall determine the controversy by majority vote, except that if there is only one arbitrator mentioned above, then the first arbitrator appointed shall be the sole arbitrator. If any vacancy occurs on the board of arbitrators appointed hereunder by reason of death, resignation, refusal to act, physical incapacity or otherwise, a new arbitrator shall be appointed by the party who originally appointed an arbitrator to such position. The arbitration shall be in San Diego, California and the costs thereof shall be borne by the party which does not prevail therein. Such determination by the three (3) arbitrators or by the sole arbitrator, as the case may be, shall be final, binding and conclusive upon the parties hereto and shall be rendered in such form that it may be judicially confirmed under the laws of the State of California.

          c. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 2.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. If any such arbitrator shall determine that Escrow Shares are to be delivered out of escrow, the Escrow Agent shall, within ten (10) business days following receipt of a copy of such determination, deliver out of escrow the lesser of:
(a) the number of Escrow Shares (in whole shares) that have an aggregate market value (determined as provided above most nearly equal to the amount of the claim or claims thus to be satisfied) or (b) all of the Escrow Shares. If any distribution referred to above involves fewer than all of the Escrow Shares, it shall be allocated pro rata against the Escrow Shares based on the Escrow Shares beneficially owned by each Stockholder and Optionee. Any Escrow Shares delivered out of escrow to satisfy claims in accordance with this Section 2.5 will be cancelled.

          2.6  Third-Party Claims.  In the event Synbiotics becomes aware of a
               ------------------
third-party claim which Synbiotics believes may result in a demand against the Escrow Fund, Synbiotics shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Stockholders and Optionees for whom shares of Synbiotics Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Synbiotics shall have the right in its sole discretion to settle any such claim. A copy of all written settlement offers made by any third party shall be forwarded to the Stockholders' Agent. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under Section 2.3 or any other provision of this Article II to the amount of any claim by Synbiotics against the Escrow Fund for indemnity with respect to such settlement. In the event that the Stockholders' Agent advises Synbiotics in writing to accept the third party's written settlement offer but Synbiotics decides not to, then (if such offer required nothing of Synbiotics other than the payment of money) Synbiotics' claim for indemnification against the Escrow Fund under this Article II shall be limited to the settlement amount stated in such offer plus unreimbursed defense fees and costs incurred by Acquiror on or before the date the Stockholders' Agent advised acceptance.

          2.7  Distribution of Escrow Shares.
               -----------------------------

          a. The Escrow Period shall terminate with respect to all of the Escrow Shares at the expiration of eleven (11) months after the Effective Time; provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Synbiotics shall deliver to the Escrow Agent a certificate specifying the Effective Time.

          b. Within thirty (30) days after the last day of the Escrow Period, the Escrow Agent shall in accordance with a distribution schedule to be provided by Synbiotics and approved by the Stockholders' Agent distribute to the Stockholders and the Optionee all of the remaining Escrow Shares deposited for them in escrow pursuant to Article I hereof less the sum of: (a) the number of Escrow Shares delivered out of escrow to satisfy claims and cancelled in accordance with Section 2.2 above and (b) the number of Escrow Shares (in whole shares) having an aggregate market value (determined as provided in Section 2.2 above) most nearly equal to (i) 100% of the amount of pending claims asserted by Synbiotics hereunder, less (ii) any applicable deductible amount provided for in the Reorganization Agreement. The Escrow Shares not so distributed pursuant to this Section 2.6 and not cancelled in accordance with Section 2.2 above, shall be retained in escrow by the Escrow Agent until all such pending claims are resolved, and all Escrow Shares deliverable from escrow as a result thereof, if any, shall have been delivered to Synbiotics, the Stockholders or the Optionee, as the case may be.

          2.8  Ownership of Escrow Shares; Voting Rights.  The Stockholders and
               -----------------------------------------
the Optionee shall have contingent beneficial, but not record, ownership of shares of Synbiotics Common Stock while the Escrow Shares are held in escrow, provided, that any distribution, other than cash and taxable stock dividends (which dividends shall be paid to the Stockholders), on or with respect to the Escrow Shares and any other shares or securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action of Synbiotics affecting holders of Synbiotics Common Stock generally shall be delivered to and held by the Escrow Agent in escrow and shall be subject to the indemnity and escrow provisions of this Article II.

          2.9  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder, as set forth on Schedule A hereto, and other amounts described in
                           ----------
this Section 2.8 shall be paid by Synbiotics to the Escrow Agent on demand. It is understood that the fees and charges set forth on Schedule A hereto shall be
                                                     ----------
considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

          2.10 Escrow Agent.
               ------------

          a. Nothing contained in this Agreement shall constitute the Escrow Agent as trustee for any party hereto or impose on the Escrow Agent any duties or obligations other than those for which there is an express provision herein. Except as provided herein, the Escrow Agent shall have no responsibility or liability for delivery of the Escrow Fund.

          b. For all purposes connected herewith the Escrow Agent shall be entitled to assume that the parties hereto are exclusively entitled to their share of the Escrow Fund in accordance with this Agreement (and any further instructions given pursuant hereto) and are fully authorized and empowered, without affecting the rights of any third parties, to appoint the Escrow Agent as the Escrow Agent in accordance with the terms and provisions hereof.

          c. The Escrow Agent shall be obliged to render statements of account only with respect to the Escrow Fund and only to the parties referred to herein and the Escrow Agent shall not be under any obligation to render statements of account to any third parties unless the Escrow Agent so consents in writing.

          d. The Escrow Agent undertakes to perform such duties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

          e. The Escrow Agent shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.


          2.11 Limitations on Liability of Escrow Agent.
               ----------------------------------------

          a. It is understood and agreed that the Escrow Agent shall incur no liability (except for acts of gross negligence or willful misconduct) and be under no obligation to take any steps or action (whether by commencement of legal proceedings or otherwise) to ensure that any funds are actually received by the Escrow Agent.

          b. None of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of its duties under this Agreement and it shall be under no obligation to make any payment except out of the funds received by it (after deduction of its fees and expenses).

          c. If it becomes illegal or impossible for the Escrow Agent to carry out any of the provisions hereof, the Escrow Agent shall incur no liability as a consequence of the enforceability or lack thereof of any agreements referred to herein.

          d. The Escrow Agent shall not be required to take or be bound by notice of default of any person, or to take any action with respect to such default involving any expense or liability, unless written notice of such default is given to Escrow Agent by the undersigned or any of them, and unless the Escrow Agent is indemnified in a manner satisfactory to it against such expense or liability.

          e. The Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be signed by the proper party or parties. The Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, telex or other document furnished or caused to be furnished to the Escrow Agent by Synbiotics or the Stockholders' Agent, and believed by the Escrow Agent to be genuine and to have been transmitted by the proper party or parties. The Escrow Agent shall have no liability with respect to any good faith action taken or allowed by it hereunder.

          f. The Escrow Agent shall not be liable for any error of judgment or for act done or step taken or omitted by it in good faith or for any mistake or fact or law (except for acts of gross negligence or willful misconduct), or for anything which it may do or refrain from doing in connection herewith, and the Escrow Agent shall have no duties to anyone except those signing this Agreement.

          g. The Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the interpretation or construction of this Agreement or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel. Any fees or costs so incurred shall be borne by the signatories hereto, other than the Escrow Agent.

          h. In the event of any disagreement between the undersigned or any person or persons named in this Agreement, and any other person, resulting in adverse claims and demands being made in connection with or for any money and/or securities involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in this Agreement, for its refusal to comply with such conflicting or adverse demands; and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:

               (i) the rights of the adverse claimants have been finally adjudicated in a court or by arbitration as set forth below assuming and having jurisdiction of the parties and the money and/or securities involved herein and affected hereby; or

               (ii) all differences have been adjudicated by agreement and the Escrow Agent has been notified thereof in writing by all of the persons interested.

               I. In the event of such disagreement, the Escrow Agent, in its discretion, may file a suit in interpleader or for declaratory relief for the purpose of having the respective rights of the claimants adjudicated, and deposit with the court all documents and property held hereunder, and Synbiotics agrees to pay the Escrow Agent's fee and all reasonable costs and reasonable counsel fees incurred in such action and said costs and fees shall be included in the judgment of any such action.

          2.12 Resignation of Escrow Agent.  The Escrow Agent reserves the right
               ---------------------------
to resign as the Escrow Agent at any time by giving five (5) business days written notice thereof to all parties at the last known address. Upon notice or resignation by the Escrow Agent, the undersigned agree that the Escrow Agent may deliver the deposited funds, upon payment in full of all fees due the Escrow Agent, to such replacement Escrow Agent. The appointment of a successor escrow holder shall be accomplished as follows: Synbiotics and the Stockholders' Agent shall use their best efforts to mutually agree on a successor escrow holder within five (5) calendar days after receiving such notice. If Synbiotics and the Stockholders' Agent fail to agree on a successor escrow holder within such time, the Escrow Agent may petition any court of competent jurisdiction for disposition of the assets and the Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

          2.13 Indemnification of Escrow Agent.  Synbiotics on the one hand, and
               -------------------------------
the Stockholders and the Optionee, jointly and severally, on the other hand, shall on an equal basis reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to herein severally and collectively as the "Escrow Agent"), from and against any loss, damage, liability or claim suffered, incurred by, or asserted against the Escrow Agent (including any amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Escrow Agreement or its services hereunder, so long as the Escrow Agent has acted in good faith and without negligence.

          Synbiotics and/or the Stockholders and the Optionee may participate at their own expense in the defense of any claim or action which may be asserted against the Escrow Agent, and if Synbiotics so elects, Synbiotics may assume and control the defense (including settlement) of such claim or action; provided, however, that if there exists a conflict of interest which would make it inappropriate for the same counsel to represent both Synbiotics and the Escrow Agent, retention of separate counsel by Escrow Agent shall be reimbursable as hereinabove provided; and provided, further, that Synbiotics shall not settle or
                          --------  -------
compromise any such claim or action without the consent of the Escrow Agent, which consent shall not be unreasonably withheld. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Escrow Agreement by lapse of time or otherwise.

          2.14 Merger or Consolidation of Escrow Agent.  Any company into which
               ---------------------------------------
the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor to the Escrow Agent without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

                                  ARTICLE III

                         Authority and Indemnification
                         -----------------------------

          3.1  Stockholders' Agent Liability.  The Stockholders' Agent shall not
               -----------------------------
be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Agent and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

          3.2  Reliance.  The Stockholders' Agent shall be entitled to treat as
               --------
genuine, and as the document it purports to be, any letter, paper, facsimile, telex, or other document furnished or caused to be furnished to it by any party to this Agreement and believed by it to be genuine and to have been telexed, telegraphed, faxed, or cabled or signed and presented by any party to this Agreement. The Stockholders' Agent may consult with counsel and shall be fully protected in respect to any action taken or suffered by the Stockholders' Agent as a result of such consultation with counsel.

          3.3  Legal Compliance.  The Stockholders' Agent is hereby authorized
               ----------------
to disregard any and all notices and warnings that may be given by any person, firm or corporation except the final order, judgment or decree of any court made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Stockholders' Agent is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court made, filed, entered or issued, whether with or without jurisdiction. If the Stockholders' Agent shall comply with or obey any such order, judgment or decree of any court, he or she shall not be liable to any of the parties hereto, or to any other person, firm, association or corporation, by reason of any such compliance or obedience even if any such order, judgment or decree may be subsequently revised, modified, annulled, set aside or vacated.

          3.4  Replacement of Stockholders' Agent.  If the Stockholders' Agent
               ----------------------------------
shall die, become disabled or otherwise be unable to fulfill his or her responsibilities hereunder, the holders of a majority in interest of the Escrow Fund shall select a replacement Stockholders' Agent from among those persons who are affiliated with, or were themselves significant stockholders of, Prisma prior to the Merger.

                                  ARTICLE IV

                                 Miscellaneous
                                 -------------

          4.1  Notices.  Any notice or other communication required or permitted
               -------
to be given to the parties hereto shall be deemed to have been given if personally delivered (including personal delivery by facsimile with confirmation copy), or two days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this
Section 4.1), with copies to counsel as set forth in the Reorganization
Agreement:

               a.  If to Synbiotics:

                   Synbiotics Corporation
                   11011 Via Frontera
                   San Diego, CA 92127
                   Attention:  Chief Executive Officer
                   Facsimile:  (619) 451-5719

               b.  If to the Stockholders' Agent:

                   Robert A. Behrens
                   21 Harris Drive
                   Southborough, MA 01772
                   Facsimile:  (508) 485-1739

               c. If to the Stockholders, to the most recent address contained in Synbiotics' books and records.

               d. If to the Escrow Agent, and only to the Escrow Agent, all notices, instructions and other communications under this Agreement shall be in writing and shall be deemed given to the Escrow Agent only upon the Escrow Agent's actual receipt of the same at the following address (or to such other address or addresses as the Escrow Agent may designate to the parties in writing):

                   Imperial Bank
                   695 Town Center Drive, Suite 200
                   Costa Mesa, CA 92626
                   Facsimile:  (714) 540-3941

          4.2  Termination.  This Agreement shall terminate upon the mutual
               -----------
written express agreement of Synbiotics and the Stockholders' Agent. In any event, this Agreement terminates when all of the Escrow Shares have been distributed according to its terms.

          4.3  Interpretation.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that any dispute regarding the interpretation or validity of, or otherwise arising out of this Agreement, shall be subject to the exclusive jurisdiction of the California State Courts in and for San Diego County, California or, in the event of federal jurisdiction, the United States District Court for the Southern District of California sitting in San Diego County, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such process. All provisions of the Reorganization Agreement shall be incorporated herein by reference as if set forth in their entirety herein. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Reorganization Agreement. All rights of the parties contained herein and in the Reorganization Agreement shall, except to the extent set forth in Section 10.7 of the Reorganization Agreement, be cumulative.

          4.4  Counterparts.  This Agreement may be signed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          4.5  Fractional Shares.  The Escrow Agent shall not be obligated to
               -----------------
issue or deliver pursuant to any provision of this Escrow Agreement any fractional shares of Common Stock. Instead, each Stockholder who would otherwise be entitled to a fractional Escrow Share will receive from Synbiotics cash in lieu thereof equal to the per share market value of Synbiotics Common Stock (determined as provided in Section 2.2 above) multiplied by the fraction of a share of Synbiotics Common Stock to which such Stockholder would otherwise be entitled.

          4.6  Transfer of Interests.  No Stockholder or Optionee shall sell,
               ---------------------
transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares, or any interest therein, prior to the distribution of such Escrow Shares in accordance with Section 2.7 above.

          4.7  Entire Agreement.  This Agreement constitutes the complete
               ----------------
agreement of the parties with respect to the subject matter hereof, and may not be modified or amended except by written instrument executed by the parties. No modification, amendment, rescission, supplement or change of this Agreement shall be valid, binding or in effect unless notice thereof is given to the Escrow Agent in writing by all parties hereto and accepted by the Escrow Agent.

          4.8  Successors and Assigns.  The provisions hereof shall be binding
               ----------------------
upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. The provisions hereof in favor of the Escrow Agent shall survive the termination of the Escrow and this Agreement.

               [Remainder of This Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

                                 SYNBIOTICS CORPORATION


                                 By:
                                    ---------------------------------------
                                    Michael K. Green, Vice President, Chief
                                    Financial Officer, and Secretary


                                 PRISMA ACQUISITION CORP.


                                 BY:
                                    ---------------------------------------
                                    Robert A. Behrens, President


                                 THE STOCKHOLDERS' AGENT


                                    ---------------------------------------

                                 ESCROW AGENT


                                    ---------------------------------------

                                    Annex A

                             LIST OF ESCROW SHARES
                   ATTRIBUTABLE TO FORMER PRISMA STOCKHOLDERS


      Name                                      Number of Shares   10%
------------------                              ----------------------
Bioquest                                               23,620

D. Pillsbury                                            3,703

R. Spizzin                                              3,703

R. Groben                                               3,703

D. Adams                                                3,703

D. Nelson Adams                                         3,703

Bill Kaynor                                             3,703

                           LIST OF POTENTIAL ESCROW
                      SHARES ATTRIBUTABLE TO THE OPTIONEE



         Name                                    Number of Shares   10%
--------------------                             ----------------------
R. Behrens                                               12,129

                                   Schedule A

                                SCHEDULE OF FEES


               ANNUAL ADMINISTRATION FEE    $2,500.00
               (First Year)

               ANNUAL ADMINISTRATION FEE    $2,000.00
               (Second year, if applicable)

               FEES PAYABLE IN ADVANCE OF ESCROW FUNDING.

                                   EXHIBIT B

                  FORM OF LEGAL OPINION OF ACQUIROR'S COUNSEL



                                 March 6, 1998


Prisma Acquisition Corp.
1721 Black River Road
Rome, New York 13440

Ladies and Gentlemen:

          We have acted as counsel for Synbiotics Corporation, a California corporation (the "Acquiror"), in connection with the statutory merger of Prisma Acquisition Corp., a Delaware corporation (the "Company"), with and into the Acquiror pursuant to the Agreement and Plan of Reorganization, dated as of February 27, 1998, by and among the Acquiror, the Company, Robert Behrens and each of the stockholders of the Company listed on Schedule 2.2(a) thereto (the "Reorganization Agreement"). This opinion is being rendered to you pursuant to
Section 7.2(d) of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Reorganization Agreement.

          In connection with the opinions expressed herein, we reviewed the following:

               (i)   the Reorganization Agreement;

               (ii) the Agreement of Merger, dated as of March 6, 1998, between the Acquiror and the Company; and

               (iii) the Escrow Agreement, dated as of March 6, 1998.

The documents listed as items (i) though (iii) above are referred to herein as the "Transaction Documents."

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Reorganization Agreement and the other Transaction Documents.

Prisma Acquisition Corp.                                                 Page 2
March 6, 1998


          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Acquiror pursuant to the Reorganization Agreement and upon certificates and statements of officers of the Acquiror. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

          In rendering this opinion letter we have also assumed: (A) that the Transaction Documents have been duly and validly executed and delivered by or on behalf of each party thereto other than the Acquiror, that each party to the Transaction Documents other than the Acquiror has the power to enter into and perform its or his/her obligations thereunder and that the Transaction Documents constitute legal, valid, binding and enforceable obligations of each such party;
(B) that the representations and warranties made in the Transaction Documents by the parties thereto other than the Acquiror are true and correct; and (C) that each party to the Transaction Documents other than the Acquiror has filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes.

          Whenever a statement herein is qualified by the expressions "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in our firm who have devoted substantive attention to the transactions contemplated by the Transaction Documents (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

          This opinion relates solely to the laws of the State of California and applicable federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. The Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and the Acquiror has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

Prisma Acquisition Corp.                                                 Page 3
March 6, 1998


          2. The Acquiror has the requisite corporate power and authority to execute, deliver and perform the Reorganization Agreement and the other Transaction Documents. Each of the Reorganization Agreement and the other Transaction Documents has been duly and validly authorized by the Acquiror, has been duly executed and delivered by an authorized officer of the Acquiror and constitutes a legal, valid and binding obligation of the Acquiror, enforceable by the Company against the Acquiror in accordance with its terms.

          3. Neither the execution or delivery by the Acquiror of the Transaction Documents nor the consummation by the Acquiror at the Closing of the transactions contemplated thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Acquiror, (ii) violate or be in conflict with any federal or California laws which to our knowledge are applicable to the Acquiror or (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over the Acquiror or its properties or by which the Acquiror may be bound.

          4. Except as set forth in the Acquiror Schedules, no consents, approvals or authorizations of or filings with any governmental authority of the State of California or the United States are required or necessary on the part of the Acquiror in connection with the execution, delivery and performance at the Closing by the Acquiror of the Transaction Documents, except for such consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof.

          5. We are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against the Acquiror which questions the validity or enforceability of the Transaction Documents or the right of the Acquiror to enter into the Transaction Documents.

          The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

          (a) The validity, binding nature and enforceability of the Acquiror's obligations under the Transaction Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally;
(ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent juris diction in awarding specific performance or injunctive relief and other equitable remedies; and (iii), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that

Prisma Acquisition Corp.                                                Page 4
March 6, 1998


provisions of the Transaction Documents which permit the Company or any other person or entity ("Person") to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Company or such other Person.

          (b) Our opinions are subject to the effect of California law which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy.

          (c)  We express no opinion as to:

                (i) provisions purporting to require the award or payment of attorneys' fees, expenses or costs in any action where the Company is not the prevailing party, or the impact of California Civil Code (S)1717 et seq. on any
                                                                 -- ----
such provisions;

                (ii) the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                (iii) provisions prohibiting waivers of any terms or provisions of any of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                (iv) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

                (v) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining
--- ----------
to the Transaction Documents; and

                (vi) provisions purporting to waive any applicable statutes of limitation.

          (d) Our opinions are subject to the effect of judicial decisions which may permit

Prisma Acquisition Corp.                                                  Page 5
March 6, 1998


the introduction of extrinsic evidence to interpret the terms of written contracts.

          (e) Our opinions in clause (ii) of paragraph 3 above and in paragraph 4 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Acquiror's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law or any local law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Acquiror.

          (f) We also express no opinion as to Section 10.8 of the Reorganization Agreement and similar provisions of the other Transaction Documents to the extent that they purport to exclude conflict of law principles under California law.

          This opinion is rendered as of the date first written above solely for your benefit in connection with the Reorganization Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent; provided, however, that Robert Behrens and the stockholders listed on Schedule 2.2(a) to the Reorganization Agreement may rely upon this opinion as if such opinion were addressed to them. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Acquiror. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP

                                   EXHIBIT C

                   FORM OF LEGAL OPINION OF COMPANY'S COUNSEL


                                 March 6, 1998

Synbiotics Corporation
11011 Via Frontera
San Diego, California  92127

Ladies and Gentlemen:

          We have acted as counsel for Prisma Acquisition Corp., a Delaware corporation (the "Corporation"), the shareholders of the Corporation (the "Shareholders"), and Robert A. Behrens, in his individual capacity and also in his capacity as Stockholders' Agent ("Behrens"), in connection with the negotiation, execution and delivery of the Agreement and Plan of Reorganization, dated February 27, 1998 (the "Reorganization Agreement"), by the Corporation, the Shareholders, Behrens and Synbiotics Corporation ("Synbiotics"), providing for, among other things, the merger of the Corporation with and into Synbiotics. This opinion is being delivered to you pursuant to Section 7.3(d) of the Reorganization Agreement. Capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Reorganization Agreement.

          In rendering the opinions set forth herein, we have examined the following documents (collectively, the "Transaction Documents"):

     1.   Reorganization Agreement;

     2. Agreement of Merger, dated on even date hereof, by and between the Corporation and Synbiotics;

     3.   Employment Agreement by and between Synbiotics and Behrens;

     4. Covenant Not To Compete Agreements executed pursuant to Section 7.3(e) of the Reorganization Agreement;

     5.   Escrow Agreement;

     6. Note Purchase Agreement by and between Synbiotics and BioQuest Venture Leasing Partnership, L.P. ("BioQuest"); and

     7.   Synbiotics Convertible Promissory Note.

March 6, 1998
Page 2

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and public records, have made such inquiries of the officers and representatives of the Corporation and have investigated such matters of law as we have deemed relevant or necessary as the basis for such opinions.

     We have (without any investigation or independent confirmation) relied upon, and assumed the accuracy of, the responses to such inquiries and such certificates, corporate records and other documents with respect to factual matters. In addition, we have assumed the genuineness and authenticity of all signatures (including all signatures of the Shareholders on the powers of attorney annexed hereto as Exhibit A), the authenticity of all documents submitted to us as originals (including the genuineness of all powers of attorney annexed hereto as Exhibit A), the conformity to authentic original documents of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by Synbiotics. We have also assumed that the documents to which Synbiotics is a party are binding upon and enforceable against it.

     Wherever we have stated that we have assumed any matter, it is intended to indicate that we assume such matter without making any factual, legal or other inquiry or investigation concerning such matter. Nothing has come to our attention that would lead us to believe that our assumptions are not justified.

     We are admitted to practice only in the State of New York and do not hold ourselves out as being conversant with, and therefore express no opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the Delaware General Corporation Law, and the laws of the State of New York. Our enforceability opinions covering the Transaction Documents not governed by New York law should be read on the assumption that in all relevant regards the governing law does not differ substantially from New York law.

     Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that:

          1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

          2. The Corporation (i) has all necessary corporate power to own and lease its properties and to carry on its business as now being conducted, and to execute, deliver, and perform the Reorganization Agreement, and (ii) has obtained all corporate authorizations and approvals which are necessary for it to execute and perform the Reorganization Agreement.

          3. The Corporation has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party. The execution, delivery and

March 6, 1998
Page 3

performance by the Corporation of the Transaction Documents to which the Corporation is a party have been duly authorized by all necessary corporate action on the part of the Corporation, and the Transaction Documents to which it is a party have been duly executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

          4. Neither the execution, delivery and performance of the Transaction Documents to which the Corporation is a party nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under
(i) the Certificate of Incorporation or Bylaws of the Corporation or, (ii) to the best of our knowledge and based solely on the representations and warranties set forth in the Reorganization Agreement, any agreement, indenture or other instrument to which the Corporation is bound or to which any assets of the Corporation are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of the Corporation.

          5. The Transaction Documents and the other agreements to which each of the Shareholders or Behrens is a party have been duly executed and delivered by each of the Shareholders or Behrens, as the case may be, and constitute valid and binding obligations of each of the Shareholders or Behrens, as the case may be, enforceable against each in accordance with their respective terms; provided, however, that we have not been asked to express, and do not express, any opinion regarding the enforceability of the Covenant Not To Compete Agreements which were executed pursuant to Section 7.3(e) of the Reorganization Agreement.

          6. To the best of our knowledge (without independent verification), except as disclosed in the Company Schedules, there is no action, investigation, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending against the Corporation, or affecting the assets or the business of the Corporation or questioning the validity of any of the Transaction Documents.

          7. Except as set forth in the Company Schedules, no consent of any person, corporation, association, company, partnership or other entity, and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency or federal, state or local court is required in connection with the execution and delivery of the Transaction Documents, or the consummation of the transactions contemplated thereby.

          8. To the best of our knowledge (relying solely on an affidavit signed by the attorney-in-fact) none of the powers of attorney annexed hereto as Exhibit A have been revoked. In addition, nothing has come to our attention to give us the suspicion that such affidavit is untrue.

     Each of the foregoing opinions is subject to the following qualifications:

March 6, 1998
Page 4

     (a) All opinions, to the extent that they relate to the enforceability of any agreement or obligation or to the legality, validity and enforceability of any rights and remedies provided in the Transaction Documents, are subject and qualified by exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding effect and enforceability of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers.

     (b) The availability of any equitable remedies for the enforcement of any provision of the Transaction Documents may be subject to the discretion of the court before which any proceeding for the enforcement of such provision may be brought.

     (c) We express no opinion as to the enforceability of any provision of the Transaction Documents providing for the recovery of attorneys' fees or other costs of collection.

     (d) We express no opinion as to the enforceability of any provision for indemnification insofar as such indemnification would violate public policy or federal or state securities laws.

     (e) We express no opinion with respect to any provisions for submission to jurisdiction and the related waivers of defense to such jurisdiction or with respect to liquidated damages provisions.

     This opinion letter speaks only as of its date, and we specifically disclaim any obligation to update or revise this opinion as circumstances of fact or law change. Our opinions set forth herein are strictly limited to the matters expressly set forth, and no other opinions are to be implied.

     This opinion letter is given for you benefit and may not be relied upon by any other person or entity without our prior written consent.

                                   Very truly yours,

                                   HARRIS BEACH & WILCOX, LLP


                                   By:
                                      --------------------------
                                      Patrick J. Dalton, Partner

                                   EXHIBIT D

                        FORM OF HUMAN LICENSE AGREEMENT


                               LICENSE AGREEMENT

          THIS AGREEMENT, effective as of February 25, 1998 (EFFECTIVE DATE) between Prisma Acquisition Corp., a Delaware corporation, with headquarters offices at 1721 Black River Boulevard, Rome, New York 13440 ("PAC") and Microlab Systems, Inc., a Delaware corporation having offices at 130 East Main Street, Rochester, New York 14604 ("COMPANY")

                                  WITNESSETH

          WHEREAS, under research programs funded by PAC, and by its predecessors in interest PAC owns full right, title and interest in an invention, know-how, trade secrets, copyrights and other intellectual property pertaining to the human clinical and diagnostic uses and applications of its product, known and sold as the ProChem system and components, parts, processes, and methods incorporated therein ("LICENSED PRODUCT");

          WHEREAS, PAC holds issued U.S. Patents Numbers: No. 5,128,104, No. 4,857,735 and No. 4,451,149 covering said invention together with its other intellectual property, in which all of the inventors' rights, title and interest have been assigned to PAC's predecessor and acquired by PAC;

          WHEREAS, PAC represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in said patent and other intellectual property and has the right and ability to grant the license hereinafter described;

          WHEREAS, PAC is interested in licensing the LICENSED PRODUCT and thus benefiting the public and PAC by facilitating the dissemination of the results of its research in the form of useful LICENSED PRODUCTs for the human clinical and diagnostic markets only; and

          WHEREAS, COMPANY desires to commercially develop, manufacture, use and distribute such LICENSED PRODUCTs for the human clinical and diagnostic markets throughout the world;

          NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

                                1. DEFINITIONS
                                --------------

          1.1 The term "ACCOUNTING PERIOD" shall mean each three month period ending March 31, June 30, September 30 and December 31 of each year during the term hereof.

          1.2 The term "AFFILIATE" shall mean any corporation or other legal entity other than COMPANY in whatever country organized, controlling, controlled by or under common control with COMPANY.

The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

          1.3 The term "HUMAN LICENSE FIELD" shall mean the human clinical and diagnostic markets worldwide, excluding entirely and absolutely any applications in the animal or veterinary clinical and diagnostic or other animal or veterinary applications as such terms shall be broadly defined.

          1.4 The term "CO-EXCLUSIVE LICENSE FIELD shall mean all markets worldwide, excluding the HUMAN LICENSE FIELD and excluding entirely and absolutely any applications in the animal or veterinary clinical and diagnostic or other animal or veterinary applications as such terms shall be broadly defined. "LICENSE FIELDS" shall mean the HUMAN LICENSE FIELD and the CO-EXCLUSIVE LICENSE FIELD.

          1.5 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any LICENSED PRODUCT by COMPANY, its AFFILIATES or SUBLICENSEES,
(a) following approval, when such approval is necessary, of the marketing of such LICENSED PRODUCT by the appropriate governmental agency for the country in which the sale is to be made, or (b) when such government approval is not required in a country, the first sale of such LICENSED PRODUCT in that country.

          1.6 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by COMPANY or by an AFFILIATE to make, have made, use or sell any LICENSED PRODUCT.

          1.7 The term "NET SALES PRICE" shall mean the GROSS SALES PRICE as defined in (b)-(d) below received or deemed received by COMPANY or any of its AFFILIATES or SUBLICENSEES ("SELLERS") for the sale or distribution of any LICENSED PRODUCT, less (to the extent appropriately documented) the following amounts actually paid out by COMPANY, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of LICENSED
PRODUCT:

          (a)  (i)   credits and allowances for price adjustment, rejection, or return of LICENSED PRODUCTS previously sold;

               (ii)  rebates and cash discounts to purchasers allowed and taken;

               (iii) amounts for transportation, insurance, handling or
                     shipping charges paid for the account of and invoiced to purchasers;

               (iv) taxes, duties and other governmental charges levied on or measured by the sale of LICENSED PRODUCTS, whether absorbed by COMPANY or paid by the purchaser so long as COMPANY'S price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

          (b) For any bona fide sale to a bona fide customer by COMPANY or any of its AFFILIATES or SUBLICENSEES, the GROSS SALES PRICE shall be the gross billing price of the LICENSED PRODUCT.

          (c) If COMPANY or any of its AFFILIATES or SUBLICENSEES sell any LICENSED PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined by multiplying the GROSS SALES PRICE of the combination by the fraction A over A + B, in which "A" is the GROSS SALES PRICE of the LICENSED PRODUCT portion of the combination when sold separately during the ACCOUNTING PERIOD in the country in which the sale was made, and "B" is the GROSS SALES PRICE of the other active elements of the combination sold separately during said ACCOUNTING PERIOD in said country. In the event that no separate sale of either such LICENSED PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined by multiplying the GROSS SALES PRICE of such combination by the fraction C over C + D, in which "C" is the standard fully-absorbed cost of the LICENSED PRODUCT portion of such combination, and "D" is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of COMPANY which will be in accord with generally accepted accounting practices.

          (d) If a SELLER commercially uses or disposes of any LICENSED PRODUCT by itself (as opposed to a use or disposition of the LICENSED PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE hereunder shall be the price which would be then payable in an arm's length transaction. If a SELLER commercially uses or disposes of any LICENSED PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined in accordance with paragraph (c) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm's length transaction.

          (e) Transfer of a LICENSED PRODUCT within COMPANY or between COMPANY and an AFFILIATE for sale by the transferee shall not be considered a sale,

commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the LICENSED PRODUCT by the transferee.

          1.8 The term "PATENT RIGHT" shall mean the U.S. Patents numbers 5,128,104, No. 4,857,735 and No. 4,451,149, or the equivalent of such patent, including any division, continuation or any foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. PATENT RIGHTS shall also include those claims in any continuation-in-part of the aforementioned patent which claim an invention described or claimed in-said patents.

          1.9 The term "LICENSED PRODUCT" shall mean any article, device, composition, method or service, the manufacture, use, or sale of which

               (a) absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT, or

               (b) does not infringe a VALID CLAIM of any PATENT RIGHT licensed to COMPANY hereunder but the discovery, development, - manufacture or use of which employs TECHNOLOGICAL INFORMATION.

          1.10 The term "TECHNOLOGICAL INFORMATION" shall mean any research data, designs, formulas, process information, manufacturing information current vendor lists, clinical data and other information pertaining to any invention or other intellectual property claimed or utilized in the design, manufacture, use, or operation of the LICENSED PRODUCT on the EFFECTIVE DATE.

          1.11 The term "VALID CLAIM" shall mean any claim of any PATENT RIGHT that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in the applicable country in any unappealed and unappealable decision.

                                  2. LICENSE
                                  ----------

          2.1  PAC hereby grants COMPANY:

               (a) an exclusive, worldwide, perpetual, royalty-bearing license in the HUMAN LICENSE FIELD under PAC's rights in PATENT RIGHTS to make, have made, make, have made modifications, upgrades, and derivatives, use and sell and have sold LICENSED PRODUCTS;

               (b) to the extent an exclusive license is not available to COMPANY in a country, a non-exclusive, royalty-bearing license in the HUMAN LICENSE FIELD under PATENT RIGHTS to make, have made, use and sell LICENSED PRODUCTS;

               (c) the right to sublicense PATENT RIGHTS exclusively and/or co-exclusively licensed to COMPANY in the HUMAN LICENSE FIELD and/or the CO-EXCLUSIVE LICENSE FIELD(but not to persons who conduct, or whose Affiliates conduct, any animal or veterinary clinical or diagnostic business without the express written consent of PAC); and

               (d) a co-exclusive, worldwide, perpetual, royalty-bearing license in the CO-EXCLUSIVE LICENSE FIELD under PAC's rights in PATENT RIGHTS to make, have made, make, have made modifications, upgrades, and derivatives, use and sell and have sold LICENSED PRODUCTS.

          The above licenses to sell LICENSED PRODUCTS include the right to grant to the purchaser of LICENSED PRODUCTs from COMPANY, its AFFILIATES, and SUBLICENSEES the right to use such purchased LICENSED PRODUCTS in a method coming within the scope of PATENT RIGHT.

          2.2 The granting of any license hereunder is subject to PAC's right to make and to use and sell the subject matter described and claimed in PATENT RIGHT for all purposes and applications in the animal or veterinary markets or applications fields, which shall be broadly defined, and in the CO-EXCLUSIVE LICENSE FIELD.

          2.3 Within three (3) months of EFFECTIVE DATE, upon request by COMPANY, PAC shall disclose to COMPANY, in confidence, TECHNOLOGICAL INFORMATION which COMPANY will be entitled to use to the extent such use does not infringe any patent not licensed to COMPANY hereunder.

          2.4 PAC shall have the right to license any PATENT RIGHT to any other party for the purpose of manufacturing, using or selling of any LICENSED PRODUCT outside of the LICENSE FIELDS.

          2.5 It is understood that nothing herein shall be construed to grant COMPANY a license express or implied under any patent owned solely or jointly by PAC other than the PATENT RIGHTS expressly licensed hereunder.

            3.  FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHT
            -------------------------------------------------------

          3.1 PAC shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS. COMPANY shall reimburse PAC for all reasonable costs ("Costs") incurred by PAC for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS with specific applicability and/or relevance to the human clinical and diagnostic markets as follows:

     Subject to paragraph 3.2, for all Costs incurred by PAC from and after the EFFECTIVE DATE, COMPANY shall reimburse PAC upon receipt of invoices from PAC;

          3.2 With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such PATENT RIGHT, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to COMPANY as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by the other party. If as a result of the review of any such document, COMPANY shall elect not to pay or continue to pay the Costs for such PATENT RIGHT, COMPANY shall so notify PAC within thirty (30) days of COMPANY's receipt of such document and COMPANY shall thereafter be relieved of the obligation to pay any additional Costs regarding such PATENT RIGHT incurred after the receipt of such notice by PAC. Such U.S. or foreign patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and PAC shall be free to license its rights to that particular U.S. patent application or patent to any other party on any terms.

                                 4. ROYALTIES
                                 ------------

          4.1 Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of LICENSED PRODUCTS anywhere in the world by COMPANY, its AFFILIATES or SUBLICENSEES, COMPANY shall pay PAC royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each LICENSED PRODUCT sold by COMPANY or its AFFILIATES and SUBLICENSEES:

                    Two percent (2%) of the NET SALES PRICE.

          4.2 Only one royalty under paragraph 4.1 shall be due and payable to PAC by COMPANY for any LICENSED PRODUCT regardless of the number of PATENT RIGHTS covering such LICENSED PRODUCT.

          4.3 In addition to the royalties provided for above, COMPANY shall pay PAC two percent (2%) of any and all non-royalty income, including without limitation license fees and milestone payments, received from its AFFILIATES and sublicensees in consideration for the sublicensing of any right or license granted to COMPANY hereunder.

          4.4 The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the Wall Street Journal prime rate in effect on the due date, not to exceed the
-------------------
maximum permitted by law. The payment of such interest shall not preclude PAC from exercising any other rights it may have as a consequence of the lateness of any payment.

                            5. REPORTS AND PAYMENTS
                            -----------------------

          5.1 COMPANY shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to PAC. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection at reasonable times by PAC or its designee at PAC's expense for the purpose of verifying royalty statements or compliance with this Agreement.

          5.2 In each year the amount of royalty due shall be calculated annually as of the end of each ACCOUNTING PERIOD and shall be paid annually within the ninety (90) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 5.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the
       -------------------
applicable ACCOUNTING PERIOD.

          5.3 With each annual payment, COMPANY shall deliver to PAC a full and accurate accounting to include at least the following information:

               (a) Quantity of each LICENSED PRODUCT sold or leased (by country) by COMPANY, and its AFFILIATES and SUBLICENSEES;

               (b)  Total billings for each LICENSED PRODUCT (by country);

               (c) Quantities of each LICENSED PRODUCT used by COMPANY and its AFFILIATES and SUBLICENSEES;

               (d)  Names and addresses of all SUBLICENSEES of COMPANY; and

               (e)  Total royalties payable to PAC.

                                6. INFRINGEMENT
                                ---------------

          6.1 PAC will protect its PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgement, such action may be reasonably necessary, proper and justified.

          6.2 If COMPANY shall have supplied PAC with written evidence demonstrating to PAC's reasonable satisfaction prima facie infringement of a claim of a PATENT RIGHT by a third party in the LICENSE FIELDs, COMPANY may by notice request PAC to take steps to protect the PATENT RIGHT. PAC shall notify COMPANY within three (3) months of the receipt of such notice whether PAC intends to prosecute the alleged infringement. If PAC notifies COMPANY that it intends to so prosecute, PAC shall, within three (three) months of its notice to COMPANY either (i) cause infringement to terminate or (ii) initiate legal proceedings against the infringer. In the event PAC notifies COMPANY that PAC does not intend to prosecute said infringement COMPANY may, upon notice to PAC, initiate legal proceedings against the infringer at COMPANY's expense and in PAC's name if so required by law. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such PATENT RIGHTS may be entered into without the consent of PAC, which consent shall not be unreasonable withheld. COMPANY shall indemnify PAC against any order for payment that may be made against PAC in such proceedings.

          6.3 In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer in the LICENSE FIELDs, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

          (a) (i) If the amount is based on lost profits, COMPANY shall receive an amount equal to the damages the court determines COMPANY has suffered as a result of the infringement less the amount of any royalties that would have been due PAC on sales of LICENSED PRODUCT lost by COMPANY as a result of the infringement had COMPANY made such sales; and

               (ii) PAC shall receive an amount equal to the royalties it would have received if such sales had been made by COMPANY; or

          (b) As to awards other than those based on lost profits, sixty (60) percent to the party initiating such proceedings and forty (40) percent to the other party.

          6.4 For the purpose of the proceedings referred to in this Article 6, PAC and COMPANY shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be off-set against any damages received by the party bringing suit in accordance with the foregoing paragraph 6.3.

                              7. INDEMNIFICATION
                              ------------------

          7.1 (a) COMPANY shall indemnify, defend and hold harmless PAC and its directors, shareholders, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of LICENSED PRODUCT liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any LICENSED PRODUCT, process or service made, used or sold pursuant to any right or license granted under this Agreement.

               (b) COMPANY's indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

               (c) COMPANY agrees, at its own expense to provide attorneys reasonably acceptable to PAC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

               (d) This paragraph 7.1 shall survive expiration or termination of this Agreement.

          7.2  (a)   At such time as any LICENSED PRODUCT, process or service
relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY, COMPANY shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such COMPANY liability insurance shall provide (i) LICENSED PRODUCT liability coverage and (ii) broad form contractual liability coverage for COMPANY's indemnification under paragraph 8.1 of this Agreement. If COMPANY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to PAC. The minimum amounts of insurance coverage required under this paragraph 7.2 shall not be construed to create a limit of COMPANY's liability with respect to its indemnification under paragraph 7.1 of this Agreement.

               (b) COMPANY shall provide PAC with written evidence of such insurance upon request of PAC. COMPANY shall provide PAC with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, PAC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

               (c) This paragraph 7.2 shall survive expiration or termination of this Agreement.

          7.3 OTHER THAN WARRANTIES SET FORTH HEREIN, PAC MAKES NOT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO COMPANY OR TO ANY THIRD PARTY HEREUNDER OR OTHERWISE AND HEREBY DISCLAIMS THE SAME.

                          8. PRODUCT PURCHASE RIGHTS
                          --------------------------

          8.1 COMPANY may from time to time request PAC to manufacture and sell to COMPANY, on terms mutually acceptable to the Parties, LICENSED PRODUCTS, including parts, subsystems, consumables, and components thereof. Upon any such request, the Parties shall negotiate to determine whether they can agree on terms for such manufacture and sale. Absent such agreement, PAC shall have no obligation to manufacture and sell LICENSED PRODUCTS to COMPANY.

                                9. TERMINATION
                                --------------

          9.1 If either party shall fail to faithfully perform any of its obligations under this Agreement, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within ninety (90) days after such notice, the notifying party may terminate this Agreement and the license hereunder upon thirty (30) days prior written notice, provided that only one such ninety (90) day grace period shall be available in any twelve (12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

          9.2 In the event that any license granted to COMPANY under this Agreement is terminated, any sublicense under such license granted prior to notice of default under Section 9.1 shall remain in full force and effect, provided that:

          (i) the SUBLICENSEE is not then in breach of its sublicense agreement;

          (ii) the SUBLICENSEE agrees to be bound to PAC as the licensor under the terms and conditions of this sublicense agreement, as modified by the provisions of this paragraph 9.2;

          (iii) PAC shall have the right to receive the greater of (a) any payments payable to COMPANY under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE's right under such sublicense to use and exploit PATENT RIGHTS and/or TECHNOLOGICAL INFORMATION or
(b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time PAC's license to COMPANY is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty rates that PAC would charge in an arms length transaction with a licensee taking into account the value of the licensed technology at the time PAC's license to COMPANY is terminated;

          (iv) PAC has the right to terminate such sublicense upon fifteen (15) days prior written notice to COMPANY and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (iii) of this paragraph 9.2, unless such breach is cured prior to the expiration of such fifteen (15) day period;

          (v) PAC shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of COMPANY to such SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS and TECHNOLOGICAL INFORMATION that are granted under such sublicense agreement consistent with the terms of this AGREEMENT.

          9.3 Upon termination of any license granted hereunder COMPANY shall pay PAC all royalties due or accrued on (i) the sale of LICENSED PRODUCT up to and including the date of termination and (ii) for six (6) months following the date of termination, the sale of LICENSED PRODUCT manufactured prior to the termination date. After such six (6) months, COMPANY may no longer sell any LICENSED PRODUCTs.

                               10. MISCELLANEOUS
                               -----------------

          10.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

          10.2 In order to facilitate implementation of this Agreement, PAC and COMPANY are designating the following individuals to act on their behalf with respect to this Agreement for the matter indicated below:

               (a) with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of PAC's name, for PAC, the President and Chief Executive Officer, and for COMPANY the President and Chief Executive Officer, provided that correspondence relating to the billing of patent costs shall be copied to, for PAC, the Chief Financial Officer, and for COMPANY, the President and Chief Executive Officer.

               (b) any amendment of or waiver under this Agreement, any written notice including progress reports or other communication pertaining to the Agreement: for PAC, the President and Chief Executive Officer, and for COMPANY the President and Chief Executive Officer,

               (c) the above designations may be superseded from time to time by alternative designations made by: for PAC, the President, and for COMPANY, the President.

          10.3 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

          10.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          10.5 Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of worker; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

          10.6 Neither party shall use the name of the other party or of any officer, employee, director, agent, or contractor of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used, except as required under the Securities Exchange Act reporting requirements or the Securities Act registration requirements. For PAC, such approval shall be obtained from the President.

          10.7 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

          10.8 COMPANY may at its own discretion and without approval by PAC transfer its interest or any part thereof under this Agreement to a wholly-owned subsidiary or any assignee or purchaser or licensee of the portion of its business associated with the manufacture and sale of LICENSED PRODUCT. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement, and the transferor shall remain bound. Otherwise this Agreement shall be assignable by COMPANY only with the consent in writing of PAC which shall not unreasonably be withheld.

          10.9 For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except issues relating to the validity, construction or effect of any PATENT RIGHT, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall agree upon a third party which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, "ADR Provider") and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid thirty (30) business days after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within thirty (30) business days after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Superior Court of San Diego County, California or in the United States District Court for the Southern District of California, to whose exclusive jurisdiction for such purposes PAC and COMPANY hereby irrevocably consent and submit. Notwithstanding the foregoing, nothing in this Paragraph 10.9 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

          10.10 If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

          THE PARTIES have duly executed this Agreement as of the date first shown above written.


Microlab Systems, Inc.                 Prisma Acquisition Corp.

BY                                     BY
  -----------------------------          ------------------------------
TITLE                                  TITLE
     --------------------------             ---------------------------
DATE                                   DATE
    ---------------------------            ----------------------------

                                   EXHIBIT E

                       FORM OF NON-COMPETITION AGREEMENT

                            COVENANT NOT TO COMPETE
                            -----------------------


          This Covenant Not to Compete ("Covenant") is entered into as of February 27, 1998 by and among Synbiotics Corporation, a California corporation ("Buyer"), Prisma Acquisition Corp., a Delaware corporation (the "Company"), and ___________________ ("Employee"), with reference to the following facts:

          A. Pursuant to the terms of a certain Agreement and Plan of Reorganization dated February 27, 1998 (the "Agreement"), among Buyer, the Company, and others, Buyer is acquiring the Company by merger.

          B. Buyer currently intends to maintain and operate the business of the Company.

          C. The execution of this Covenant by Employee is a material inducement for Buyer's consummation of the Agreement.

          D. The parties hereto desire to provide for the protection of the goodwill and other proprietary rights of the Company being acquired by Buyer pursuant to the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Covenant and in order to protect the goodwill of the Company to be acquired by Buyer pursuant to the Agreement, the parties hereto agree as follows:

          1.  Competition. Employee hereby agrees that he will not, at any time
              -----------
for a period of two (2) years from the date hereof, directly or indirectly, whether or not for compensation, engage in any activity, or have any interest in, any person, firm, corporation or business (whether as a shareholder, partner, proprietor, director, officer, employee, agent, security holder, trustee, consultant, creditor providing credit or money for the purpose of establishing or operating any such business, or otherwise) which is the same as, or similar to, or competitive with, the veterinary diagnostic instrument and QVET business of the Company anywhere in the United States of America (including its territories and possessions) and the industrialized world; provided, however, that Employee may own securities of companies whose securities are publicly traded, so long as such securities do not constitute more than 1% of the outstanding securities of any such company. Employee further agrees that as long as this Covenant remains in effect, he will not divert or attempt to divert, directly or indirectly, any business of Buyer or the Company or any customers or suppliers of such business to any other person, entity or competitor; or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company or Buyer.

      2. Confidential Information.  Employee acknowledges that Employee has
         ------------------------
knowledge of information of substantial value to Buyer and the Company regarding the Company's business which is not generally known and which gives Buyer and the Company an advantage over competitors who do not know or use it, including but not limited to know-how, trade secrets, techniques, designs, processes, sales and customer information, and business and financial information, relating to the business, products, practices and techniques of the Company being acquired by Buyer and plans for future products or developments (hereinafter collectively referred to as "Confidential Information"). Employee agrees at all times to regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of it and from using, copying or duplicating it in any way or by any means whatsoever, and Employee further agrees that such Confidential Information will not be disclosed by him to any person or entity without the prior written consent of Buyer; provided, however, that Employee may disclose any Confidential Information which he is required by law to disclose, that Employee may disclose, publish, copy, duplicate or use any Confidential Information which has entered the public domain through no fault of Employee, and that Employee may disclose, publish, copy, duplicate or use any Confidential Information for any purpose expressly contemplated by the Agreement. Finally, Employee agrees, at all times, to refrain from any other act or omission that would reduce or impair the value of such Confidential Information to Buyer and the Company.

      3. Remedies.  Employee acknowledges that Employee's compliance with the
         --------
covenants contained in paragraphs 1 and 2 hereof is necessary to protect the goodwill and other proprietary interests being acquired by Buyer pursuant to the Agreement. Employee further acknowledge that a breach of the covenants in paragraph 1 or 2 hereof will result in irreparable and continuing damage to Buyer and the Company for which there will be no adequate remedy at law; and agrees that in the event of any breach of the aforesaid covenants, Buyer and the Company and their successors and assigns shall be entitled to temporary, preliminary and permanent injunctive relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

      4. Severability.  In the event any portion of this Covenant shall for any
         ------------
reason be held to be illegal or unenforceable to any extent, such portion shall be deemed to read in such a way as to render it legal or enforceable to the maximum extent possible in every respect, so as to effectuate the parties' expressed intent to the maximum extent possible, and the remaining portions of this Covenant shall remain in full force and effect and shall not be affected thereby.

      5. Choice of Law.  This Covenant shall be governed by and construed in
         -------------
accordance with the internal laws of the State of New York.

      6. Modification; Waiver.  This Covenant may not be changed, modified,
         --------------------
released, discharged, waived or otherwise amended, in whole or in part, except by an instrument in writing signed by all parties herein. No covenant, term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver of breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. The failure of any party to insist upon strict performance of any covenant, term or condition hereunder shall not constitute a waiver of such party's right to demand strict compliance therewith in the future.

       7. Successors and Assigns.  This Covenant shall be for the benefit of
          ----------------------
Buyer and the Company and their successors and assigns.

       8. Attorneys' Fees.  In the event any action is brought by any party to
          ---------------
this Covenant to enforce or interpret its terms or provisions, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any remedy to which such party may be entitled.

       9. Employment Status.  This Covenant is not an employment agreement.  It
          -----------------
gives Employee no right to be employed by Buyer or to receive compensation in lieu of employment. If Employee ever becomes employed by Buyer, such employment shall (unless there is an express written agreement, signed by Buyer and Employee, to the contrary) be "at will," meaning such employment can be terminated without liability by either party at any time, and for any reason or no reason.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       10. Entire Agreement.  This Covenant, together with the Agreement and the
           ----------------
related agreements referred to therein, represents the entire agreement of the parties relating to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein and therein.

Employee:                                Buyer:

                                         SYNBIOTICS CORPORATION, a
----------------------------             California corporation


                                         By:
                                             ------------------------------

                                         Title:
                                               ----------------------------

The Company:

PRISMA ACQUISITION CORP., a
Delaware corporation


By:
    ------------------------

Title:
       ---------------------